Exhibit (c)(i)

New South Wales Treasury Corporation Financials

For the year ended 30 June 2014

Financial Statements

TCorp

The audited financial statements for TCorp for the year ended 30 June 2014 commences on the next page and finished on page 96.

Controlled Entity — Treasury Corporation Division

The audited financial statements for Treasury Corporation Division for the year ended 30 June 2014 commences on page 97 and finished on page 116.

Controlled Entity — TCorp Nominees Pty Ltd

The audited financial statements for TCorp Nominees Pty Ltd for the year ended 30 June 2014 commences on page 117 and finished on page 124.

All financial information quoted before this section and after page is unaudited 124.

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New South Wales Treasury Corporation Statement of Comprehensive Income For the year ended 30 June 2014

Statement of Comprehensive Income

		Consolidated		Corporation
		2014	2013	2014	2013
	Note	$’000	$’000	$’000	$’000
Income from changes in fair value	2	5,208,371	4,970,893	5,208,371	4,970,893
Less: Expenses from changes in fair Value	3	(5,089,968)	(4,823,167)	(5,089,968)	(4,823,167)

Net income from changes in fair value		118,403	147,726	118,403	147,726
Fees and commissions	4	22,282	24,340	22,282	24,340

Total net revenue		140,685	172,066	140,685	172,066

Less: Administrative expenses
Staff costs		(24,361)	(23,988)	(1,098)	(1,902)
Personnel services costs		—	—	(23,231)	(21,673)
Financial services costs		(1,685)	(1,624)	(1,685)	(1,624)
Information technology costs		(8,339)	(8,088)	(8,339)	(8,088)
Premises and administration costs		(5,966)	(6,262)	(5,966)	(6,262)

Total administrative expenses		(40,351)	(39,962)	(40,319)	(39,549)

Transaction issuance fees		(2,325)	(3,172)	(2,325)	(3,172)
Other transaction costs		(1,871)	(2,119)	(1,871)	(2,119)

Total transaction costs		(4,196)	(5,291)	(4,196)	(5,291)

Total administrative and transaction costs	4	(44,547)	(45,253)	(44,515)	(44,840)

Profit before income tax equivalent expense		96,138	126,813	96,170	127,226
Income tax equivalent expense	1(c)	(28,851)	(38,168)	(28,851)	(38,168)

Profit for the year		67,287	88,645	67,319	89,058

Other comprehensive income/(loss)
Items that will not be reclassified to profit or loss:
Actuarial gain/(loss) on defined benefit plans	4	32	413	—	—

Total comprehensive income for the year		67,319	89,058	67,319	89,058

The accompanying notes form part of these financial statements.

54 of 137 / TCorp Annual Report

New South Wales Treasury Corporation Statement of Balance Sheets For the year ended 30 June 2014

Balance Sheets

		Consolidated		Corporation
		2014	2013	2014	2013
	Note	$’000	$’000	$’000	$’000
Assets
Cash and liquid assets	5	1,531,888	952,827	1,531,888	952,827
Outstanding settlements receivable	1(e)	283,685	34,802	283,685	34,802
Due from financial institutions	6	7,645,312	6,285,218	7,645,312	6,285,218
Securities held	7	3,710,710	5,559,197	3,710,710	5,559,197
Derivative financial instruments receivable	14	463,862	553,068	463,862	553,068
Loans to government clients	8	64,520,472	59,330,677	64,520,472	59,330,677
Other assets	9	23,516	15,202	23,314	14,983
Plant and equipment	10	4,783	6,052	4,783	6,052

Total assets		78,184,228	72,737,043	78,184,026	72,736,824

Liabilities
Due to financial institutions	11	4,720,085	4,240,775	4,720,085	4,240,775
Outstanding settlements payable	1(e)	220,864	144,249	220,864	144,249
Due to government clients	12	601,011	219,520	601,011	219,520
Borrowings	13	71,890,836	67,337,267	71,890,836	67,337,267
Derivative financial instruments payable	14	533,828	584,371	533,828	584,371
Income tax equivalent payable		5,468	7,381	5,468	7,381
Other liabilities and provisions	15	70,836	71,499	70,634	71,280

Total liabilities		78,042,928	72,605,062	78,042,726	72,604,843

Net assets		141,300	131,981	141,300	131,981

Represented by:
Equity
Retained earnings	19	141,300	131,981	141,300	131,981

Total equity		141,300	131,981	141,300	131,981

The accompanying notes form part of these financial statements.

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New South Wales Treasury Corporation Statement of Changes in Equity For the year ended 30 June 2014

Statement of Changes in Equity

		Consolidated		Corporation
	Note	Retained earnings $’000	Total equity $’000	Retained earnings $’000	Total equity $’000
Total equity at 30 June 2012		103,423	103,423	103,423	103,423

Profit for the year		88,645	88,645	89,058	89,058
Other comprehensive income	4	413	413	—	—

Total comprehensive income for the year		89,058	89,058	89,058	89,058

Transactions with owners in their capacity as owners:
Dividend paid		(5,000)	(5,000)	(5,000)	(5,000)
Dividend payable	15	(55,500)	(55,500)	(55,500)	(55,500)

Total equity at 30 June 2013	19	131,981	131,981	131,981	131,981

Profit for the year		67,287	67,287	67,319	67,319
Other comprehensive income	4	32	32	—	—

Total comprehensive income for the year		67,319	67,319	67,319	67,319

Transactions with owners in their capacity as owners:
Dividend payable	15	(58,000)	(58,000)	(58,000)	(58,000)

Total equity at 30 June 2014	19	141,300	141,300	141,300	141,300

The accompanying notes form part of these financial statements.

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New South Wales Treasury Corporation Cash Flow Statements For the year ended 30 June 2014

Cash Flow Statements

		Consolidated		Corporation
	Note	2014 $’000	2013 $’000	2014 $’000	2013 $’000
Cash (outflows)/inflows from operating activities
Interest and other costs of finance received		3,580,391	3,611,774	3,580,391	3,611,774
Interest and other costs of finance paid		(3,220,115)	(3,323,246)	(3,220,115)	(3,323,246)
Fees and commissions received		24,892	26,531	24,892	26,531
Payments of tax equivalents		(30,763)	(36,109)	(30,763)	(36,109)
Payments of Goods and Services Tax		(977)	(890)	(977)	(890)
Payments of administrative expenses and transaction costs		(40,923)	(39,448)	(40,923)	(39,448)
Loans to government clients made		(7,533,392)	(8,206,831)	(7,533,392)	(8,206,831)
Loans to government clients repaid		3,951,713	5,777,372	3,951,713	5,777,372

Net cash used in operating activities	30	(3,269,174)	(2,190,847)	(3,269,174)	(2,190,847)

Cash inflows/(outflows) from investing activities
Purchases of plant and equipment and intangible assets		(2,909)	(4,085)	(2,909)	(4,085)
Net cash from/(to) securities held		559,520	(2,236,695)	559,520	(2,236,695)

Net cash provided by/(used in) investing activities		556,611	(2,240,780)	556,611	(2,240,780)

Cash inflows/(outflows) from financing activities
Proceeds from issuance of borrowings and short term securities		72,788,314	61,595,580	72,788,314	61,595,580
Repayment of borrowings and short term securities		(69,625,203)	(57,354,313)	(69,625,203)	(57,354,313)
Net cash inflows/(outflows) from the purchase and repayment of other financial instruments		149,016	(452,065)	149,016	(452,065)
Dividends paid		(55,500)	(55,500)	(55,500)	(55,500)

Net cash provided by financing activities		3,256,627	3,733,702	3,256,627	3,733,702

Net increase/(decrease) in cash held		544,064	(697,925)	544,064	(697,925)

Cash and cash equivalents at the beginning of the year		952,827	1,650,752	952,827	1,650,752

Cash and cash equivalents at the end of the year	29	1,496,891	952,827	1,496,891	952,827

The accompanying notes form part of these financial statements.

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New South Wales Treasury Corporation Notes to the Financial Statements For the year ended 30 June 2014

1	Summary of Significant Accounting Policies

(a)	Basis of Preparation

The financial statements of New South Wales Treasury Corporation (‘the Corporation’) are general purpose financial statements and have been prepared in accordance with the provisions of the Public Finance and Audit Act 1983 (NSW), the Public Finance and Audit Regulation 2010 (NSW) and the New South Wales Treasurer’s Directions. They have also been prepared in accordance with Australian Accounting Standards and other authoritative pronouncements of the Australian Accounting Standards Board (AASB).

Australian Accounting Standards include Australian equivalents to International Financial Reporting Standards (IFRS). This financial report, comprising the financial statements and accompanying notes for the consolidated entity and Corporation, complies with IFRS.

Standards and Interpretations issued but not yet effective

At the date of authorisation of the financial statements, the Standards and Interpretations listed below were issued but not yet effective.

Standard/Interpretation	Effective for annual reporting periods beginning on or after	Expected to be initially applied in the financial year ending

AASB 9 Financial Instruments, AASB 2012-6 Amendments to Australian Accounting Standards — Mandatory Effective Date of AASB 9 and Transition Disclosures, AASB 2010-7 Amendments to Australian Accounting Standards arising from AASB 9 (December 2010)

	1 January 2017	30 June 2018
AASB 2013-9 Amendments to Australian Accounting Standards — Conceptual Framework, Materiality & Financial Instruments	1 January 2017	30 June 2018

AASB 9 Financial Instruments and its associated amending standards specify new recognition and measurement requirements for financial assets and financial liabilities within the scope of AASB 139 Financial Instruments: Recognition and Measurement.

Broadly, all of the amendments will require the Corporation to continue to measure financial assets and financial liabilities at fair value through profit or loss using current principles. Therefore when applied, the only material impact of these standards will be on the presentation of the financial statements and disclosures in the notes.

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New South Wales Treasury Corporation Notes to the Financial Statements For the year ended 30 June 2014

1	Summary of Significant Accounting Policies (continued)

AASB 2012-2 Amendments to Australian Accounting Standards — Disclosures — Offsetting Financial Assets and Financial Liabilities was adopted for the first time during the year. The amendment requires additional disclosures to enable users of financial statements to evaluate the effect or the potential effects of netting arrangements, including rights of set-off associated with an entity’s recognised financial assets and recognised financial liabilities, on the entity’s financial position. The amendments did not have any impact on the financial position or performance, however, has resulted in additional disclosure in the notes to the financial statements.

The financial statements are prepared on the basis of a ‘for-profit‘ entity as determined by the accounting standards.

The financial statements are prepared using the accrual basis of accounting. Financial assets and financial liabilities are stated on a fair value basis of measurement. Plant and equipment is stated at the fair value of the consideration given at the time of acquisition. Employee benefits are recognised on a present value basis, as detailed in note 1(i). All other assets, liabilities and provisions are initially measured at historical cost and reported based on their recoverable or settlement amount.

All amounts are shown in Australian dollars and are rounded to the nearest thousand dollars unless otherwise stated. Assets and liabilities are presented on the balance sheets in order of liquidity.

Accounting policies and the presentation adopted in these financial statements are consistent with the previous year. Comparative information has been reclassified, where necessary, to be consistent with the current year.

(b)	Principles of Consolidation

The financial statements of the consolidated entity include the accounts of the Corporation, being the parent entity, its wholly-owned subsidiary, TCorp Nominees Pty Limited, and the special purpose service entity, Treasury Corporation Division of the Government Service (‘TCorp Division’).

TCorp Division is deemed to be a reporting entity, and a controlled entity of the Corporation, in accordance with New South Wales Treasury Circular TC 11/19 Financial Reporting and Annual Reporting Requirements Arising from Employment Arrangements. The effect of all transactions and balances between entities in the consolidated entity are eliminated in full. Information provided in the notes to these financial statements refers to the consolidated entity and the Corporation unless otherwise stated (refer notes 4, 9, 15 and 27), as there is no material difference between the results or financial position of the consolidated entity and the Corporation.

(c)	Tax Equivalents

The Income Tax Assessment Act 1936 (Cth) and the Income Tax Assessment Act 1997 (Cth) exempt the Corporation and its controlled entities from liability for Commonwealth income tax. However, the Corporation is subject to tax equivalent payments to the New South Wales Government.

The Corporation’s liability was determined to be an amount equal to 30% of the profit for the year to 30 June 2014 (2013: 30%).

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New South Wales Treasury Corporation Notes to the Financial Statements For the year ended 30 June 2014

1	Summary of Significant Accounting Policies (continued)

(d)	Financial Assets and Financial Liabilities

The Corporation has elected to designate all financial assets and financial liabilities as ‘fair value through profit or loss’, consistent with the provisions of accounting standard AASB 139 Financial Instruments: Recognition and Measurement. The eligibility criteria for this election have been satisfied as the Corporation manages its balance sheet on a fair value basis. This is actively demonstrated through the measurement and reporting of risks, limits, valuations and performance, consistent with risk management policies approved by the Board. Derivative financial instruments are deemed to be ‘held for trading’ under AASB 139 and must be accounted as ‘fair value through profit or loss’. Therefore all financial assets, financial liabilities and derivative financial instruments are valued on a fair value basis as at balance date with resultant gains and losses from one valuation date to the next recognised in the statement of comprehensive income.

The Corporation measures fair value of financial assets and financial liabilities in accordance with AASB 13 Fair Value Measurement. Where an active market exists, fair values are determined by reference to the specific market quoted prices/yields at the year end. If no active market exists, judgement is used to select the valuation technique which best estimates fair value by discounting the expected future cash flows arising from the securities to their present value using market yields and margins appropriate to the securities. These margins take into account credit quality and liquidity of the securities. Market yields used for valuing loans to clients are derived from yields for similar debt securities issued by the Corporation which are detailed in note 20.

The Corporation manages market risk it is exposed to through its financial assets and financial liabilities on the basis of its net exposure, in accordance with its risk management strategy. As a result the Corporation utilises the exception permitted within AASB 13 Fair Value Measurement to measure a group of financial assets and financial liabilities on the basis of the price that would be received to sell a net asset position or paid to transfer a net liability position for a particular risk exposure.

All financial assets, liabilities and derivatives are recognised on the balance sheet at trade date being the date the Corporation becomes party to the contractual provisions of the instrument.

Financial assets are de-recognised when the Corporation’s contractual rights to cash flows from the financial assets expire. Financial liabilities are de-recognised when the Corporation’s contractual obligations are extinguished.

Securities sold under repurchase agreements are retained in the securities held classification on the balance sheet (note 7). The Corporation’s obligation to buy back these securities is recognised as a liability and disclosed in due to financial institutions (note 11).

Transactions offset or contingent on future events are disclosed in contingent liabilities and commitments (note 26).

(e)	Outstanding Settlements

Outstanding settlements receivable comprise the amounts due to the Corporation for transactions that have been recognised, but not yet settled, as at the balance date. Outstanding settlements payable comprise amounts payable by the Corporation for transactions that have been recognised, but not yet settled, as at the balance date.

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New South Wales Treasury Corporation Notes to the Financial Statements For the year ended 30 June 2014

1	Summary of Significant Accounting Policies (continued)

(f)	Other Assets and Liabilities

Other assets, including debtors, intangible assets, prepayments and deposits, and other liabilities, including creditors, expense accruals, and provisions, are all reported based on their recoverable or settlement amount.

Computer software is classified as an intangible asset and amortised on a straight line basis over the estimated useful life of the asset. Estimated useful lives are generally up to five years from the date the computer software is commissioned. The assets’ useful lives are reviewed and adjusted if appropriate at each balance date. Systems projects that are implemented in stages are recorded as work-in-progress within the computer software classification until they are commissioned and commence amortising.

(g)	Plant and Equipment

Plant and equipment comprising leasehold improvements, office furniture and equipment, computer hardware and motor vehicles are stated at cost less accumulated depreciation and impairment which approximates fair value. Cost includes expenditure that is directly attributable to the acquisition or construction of the item. Depreciation is calculated on a straight- line basis, from the date the assets are commissioned, over their estimated useful lives as follows:

•	Leasehold improvements (including the lease make good provision) over the term of the lease, which currently expires on 19 May 2018.

•	Equipment and vehicles

•	Computer hardware — three years

•	Motor vehicles — five years

•	Furniture and fittings — over the term of the lease, which expires on 19 May 2018.

The assets’ residual values, useful lives and depreciation method are reviewed at the end of each annual reporting period with the effects of any changes recognised on a prospective basis. Due to the nature of the assets an independent valuation is not required.

The gain or loss arising on disposal or retirement of an item of plant or equipment is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognised in the statements of comprehensive income.

Expenditure on plant and equipment is capitalised where it relates to identifiable assets that result in a material enhancement to the asset base of the Corporation and it is probable that these assets will provide the Corporation with an on-going benefit.

(h)	Impairment of Assets

Items of plant and equipment, intangible assets and receivables are assessed annually for any evidence of impairment. Where evidence of impairment is found, the carrying amount is reviewed and, if necessary, written down to the asset’s recoverable amount.

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New South Wales Treasury Corporation Notes to the Financial Statements For the year ended 30 June 2014

1	Summary of Significant Accounting Policies (continued)

(i)	Employee Benefits

Provision for annual leave is recognised on the basis of statutory and contractual requirements and is measured at nominal values using the remuneration rate expected to apply at the time of settlement. The provision for long service leave represents the present value of the estimated future cash outflows to employees in respect of services provided by employees up to the year end, with consideration being given to expected future salary levels, previous experience of employee departures and periods of service.

(j)	Foreign Currency Transactions

Foreign currency transactions are initially translated into Australian dollars at the rate of exchange at the date of the transaction. At year end, foreign currency monetary items are translated to Australian dollars at the spot exchange rate current at that date. Resulting exchange differences are recognised in the statements of comprehensive income.

(k)	Cash and Liquid Assets

Cash and liquid assets includes cash and liquid assets that are readily convertible to cash. For the purpose of the cash flow statements, cash and cash equivalents includes cash and liquid assets net of outstanding short-term borrowings.

(l)	Leased Assets

Operating lease payments are recognised as an expense as incurred over the lease term. Lease incentives received are recognised in the statements of comprehensive income as an integral part of the total lease expense (included in premises costs) and spread over the lease term.

(m)	Fiduciary Activities

The Corporation acts as agent and manager for various client asset and debt portfolios and as trustee and manager of the Hour-Glass Investment Trusts (refer note 25). The associated liabilities and assets are not recognised in the balance sheet of the Corporation. Management fees earned by the Corporation in carrying out these activities are included in the statements of comprehensive income on an accruals basis.

(n)	Offsetting Financial Assets and Financial Liabilities

The Corporation from time to time may facilitate certain structured financing arrangements for clients. In such arrangements where a legally recognised right to offset financial assets and financial liabilities exists, and the Corporation intends to settle on a net basis, the financial assets and financial liabilities arising are offset and the net amount is recognised in the balance sheet.

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New South Wales Treasury Corporation Notes to the Financial Statements For the year ended 30 June 2014

1	Summary of Significant Accounting Policies (continued)

(o)	Income Recognition

Income is recognised to the extent that it is probable that the economic benefits will flow to the entity and the revenue can be reliably measured. Specific types of income are recognised as follows:

•	Interest Income

•	Interest income includes accrued interest, discount and premium.

•	Fees and Commissions

•	Fees and commissions for services provided are recognised in the period in which the service is provided.

(p)	Goods and Services Tax (GST)

Income, expenses and assets (other than receivables) are recognised net of GST. The amount of GST on expenses that is not recoverable from the taxation authority is recognised as a separate item of administration expense. The amount of GST on assets that is not recoverable is recognised as part of the cost of acquisition. Receivables and payables are recognised inclusive of GST.

(q)	Dividends

The Corporation’s commitment to pay a dividend to the New South Wales Government is ratified in a Statement of Business Intent. Additionally, the basis for determination of the year’s dividend is recorded in a Board resolution prior to the end of the financial year.

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New South Wales Treasury Corporation Notes to the Financial Statements For the year ended 30 June 2014

2	Income from Changes in Fair Value

	2014 $’000	2013 $’000
Income from changes in fair value is comprised of:
Interest income received or receivable — government clients	3,060,819	3,037,768
Interest income received or receivable — financial institutions	417,573	486,517
Gains on derivative financial instruments	28,779	80,334
Increase/(decrease) in fair value of financial assets/(liabilities)	1,701,200	1,366,274

	5,208,371	4,970,893

3	Expenses from Changes in Fair Value

	2014 $’000	2013 $’000
Expenses from changes in fair value is comprised of:
Interest expense paid or payable — government clients	1,380	9,314
Interest expense paid or payable — financial institutions	3,117,796	3,190,254
Losses on derivative financial instruments	118,766	67,059
Net foreign exchange loss	70	276
Decrease/(increase) in fair value of financial assets/(liabilities)	1,851,956	1,556,264

	5,089,968	4,823,167

Derivative financial instruments are used to manage interest rate risk and foreign exchange risk. Gains or losses on derivative financial instruments are largely offset by changes in the fair value of financial assets and liabilities.

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New South Wales Treasury Corporation Notes to the Financial Statements For the year ended 30 June 2014

4	Total Comprehensive Income for the Year

	Consolidated		Corporation
	2014 $’000	2013 $’000	2014 $’000	2013 $’000
(a) The profit for the year includes the following specific items:
Fees and commissions	22,282	24,340	22,282	24,340

Comprising:
Specific client mandates	11,594	12,771	11,594	12,771
- asset portfolios	5,532	6,054	5,532	6,054
- debt portfolios	6,062	6,717	6,062	6,717
Hour-Glass Investment Trusts	8,845	7,869	8,845	7,869
Other fees and commissions from NSW government entities	1,359	3,243	1,359	3,243
Other fees and commissions from financial institutions	484	457	484	457

Total administrative and transaction costs	44,547	45,253	44,515	44,840

Includes:
Auditors remuneration to the Audit Office of NSW	333	325	333	325
- for audit of the financial report	303	294	303	294
- other services	30	31	30	31
Consultants’ fees	107	220	107	220
Depreciation and amortisation	4,300	4,412	4,300	4,412

Key management personnel compensation[1]	4,366	3,962	4,366	3,962
- Short-term employee benefits	4,150	3,766	4,150	3,766
- Post-employment benefits	185	161	185	161
- Other long-term employee benefits	31	35	31	35
Rental on operating leases	1,574	1,505	1,574	1,505

Superannuation expense	1,254	1,121	—	—
- Defined contribution plans	1,229	1,082	—	—
- Defined benefit plans	25	39	—	—
(b) Other comprehensive (income)/loss:
Actuarial (gain)/loss on defined benefit plans	(32)	(413)	—	—

[1]	Key management personnel includes the directors and executives with the authority and responsibility for managing the consolidated entity (note 27). The total compensation for non-executive directors for 2014 was $370,000 (2013: $371,000).

65 of 137 / TCorp Annual Report

New South Wales Treasury Corporation Notes to the Financial Statements For the year ended 30 June 2014

5	Cash and Liquid Assets

	2014 $’000	2013 $’000
Cash on hand and at bank	8,992	11,898
Overnight and short term placements (unsecured)	1,522,896	940,929

	1,531,888	952,827

The overnight and short term placements for up to seven days are made to domestic financial institutions with principal and interest repayable at maturity date.

6	Due from Financial Institutions

	2014 $’000	2013 $’000
Short-term bank deposits	7,537,319	6,191,335
Cash collateral	107,993	93,883

	7,645,312	6,285,218

Cash collateral may be provided by the Corporation to support amounts payable to financial institutions in respect of certain derivative transactions (note 21).

7	Securities Held

	2014 $’000	2013 $’000
Floating rate notes[1]	—	1,152,789
Certificates of deposit	2,329,706	2,393,296
Commonwealth government bonds	—	207,602
Semi-government bonds	1,058,359	1,708,606
Other NSW Government related securities	26,735	96,904
Supranational bonds	295,910	—

	3,710,710	5,559,197

[1]	Includes securities guaranteed by the Commonwealth of Australia totalling $0.0 million (2013: $145.8 million), which remain effective until maturity.

Securities held are used mainly to cover liquidity requirements. Of the above amounts, $1,381.0 million (2013: $1,420.9 million) is scheduled to mature more than twelve months from the balance date.

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New South Wales Treasury Corporation Notes to the Financial Statements For the year ended 30 June 2014

8	Loans to Government Clients

	2014 $’000	2013 $’000
New South Wales public sector clients:
Crown Entity	29,039,916	26,225,667
Electricity sector	23,480,278	21,902,270
Transport sector	2,175,543	1,760,840
Water sector	8,529,231	8,127,766
Other sectors	1,251,980	1,269,987
Universities	43,524	44,147

	64,520,472	59,330,677

Loans to clients comprise financial accommodation on simple interest, fixed interest, floating rate or inflation indexed bases. Capital indexed loans, coupons and face value are indexed quarterly in line with changes in inflation. The fair value of these loans at balance date totalled $7,766.3 million (2013: $ 6,780.6 million). Year-on-year indexed loans comprise a constant face value and a variable coupon that includes the fixed real rate and latest adjusted CPI. The fair value of these loans at balance date totalled $3,121.8 million (2013: $2,546.7 million).

Loans to New South Wales public sector clients and universities are guaranteed by the New South Wales Government. Of the above amounts, $59,493.0 million (2013: $56,777.1 million) is scheduled to mature more than twelve months from the balance date.

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New South Wales Treasury Corporation Notes to the Financial Statements For the year ended 30 June 2014

9	Other Assets

		Consolidated		Corporation
		2014	2013	2014	2013
	Note	$’000	$’000	$’000	$’000
Debtors and fee accruals		8,074	7,836	8,075	7,836
Intangible assets		2,361	2,718	2,361	2,718
Security deposits		11,500	3,563	11,500	3,563
Prepaid superannuation	23	202	161	—	—
Other prepayments		1,379	924	1,378	866

		23,516	15,202	23,314	14,983

Reconciliation of Intangible assets
Opening carrying value		2,718	3,702	2,718	3,702
Additions		2,305	2,172	2,305	2,172
Amortisation		(2,578)	(2,689)	(2,578)	(2,689)
Write-offs of redundant assets		(84)	(467)	(84)	(467)

Carrying value at year end		2,361	2,718	2,361	2,718

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New South Wales Treasury Corporation Notes to the Financial Statements For the year ended 30 June 2014

10	Plant and Equipment

	Leasehold Improvements		Equipment & Vehicles		Total
	2014	2013	2014	2013	2014	2013
	$’000	$’000	$’000	$’000	$’000	$’000
Opening fair value	4,652	4,200	3,356	2,547	8,008	6,747
Opening accumulated depreciation	(869)	(110)	(1,087)	(657)	(1,956)	(767)

Opening carrying amount	3,783	4,090	2,269	1,890	6,052	5,980

Changes during the year:
Additions at fair value	3	498	672	1,475	675	1,973
Net disposals and write-offs of redundant assets	(109)	—	(113)	(178)	(222)	(178)
Depreciation expense	(776)	(805)	(946)	(918)	(1,722)	(1,723)

Closing carrying amount	2,901	3,783	1,882	2,269	4,783	6,052

Closing fair value	4,493	4,652	3,461	3,356	7,954	8,008
Closing accumulated depreciation	(1,592)	(869)	(1,579)	(1,087)	(3,171)	(1,956)

Carrying amount at year end	2,901	3,783	1,882	2,269	4,783	6,052

11	Due to Financial Institutions

		2014	2014	2013	2013
	Note	Face Value $’000	Fair Value $’000	Face Value $’000	Fair Value $’000
Promissory notes		4,613,045	4,606,913	4,120,224	4,110,085
Cash collateral	21	78,180	78,175	130,700	130,690
Short term borrowings		35,000	34,997	—	—

		4,726,225	4,720,085	4,250,924	4,240,775

Promissory notes are short term securities issued by the Corporation, usually for terms ranging up to six months.

Short term borrowings are overnight deposits borrowed from domestic financial institutions on an unsecured basis, with face value and interest repayable at maturity date.

69 of 137 / TCorp Annual Report

New South Wales Treasury Corporation Notes to the Financial Statements For the year ended 30 June 2014

12	Due to Government Clients

	2014	2014	2013	2013
	Face Value $’000	Fair Value $’000	Face Value $’000	Fair Value $’000
Client deposits	601,018	601,011	219,497	219,520

	601,018	601,011	219,497	219,520

Deposits are received from clients on an unsecured basis either at call or for fixed terms of one year or less, with interest payable at maturity.

13	Borrowings

	2014	2014	2013	2013
	Face Value $’000	Fair Value $’000	Face Value $’000	Fair Value $’000
Benchmark bonds
- domestic	51,200,559	56,264,219	49,395,679	53,560,823
- global exchangeable	1,187,692	1,268,364	1,411,326	1,527,191

Total benchmark bonds	52,388,251	57,532,583	50,807,005	55,088,014

Euro Medium Term Notes	1,599,348	1,666,729	2,162,586	2,009,063
Capital indexed bonds	6,756,243	7,736,726	6,398,077	6,857,031
Floating rate notes	4,281,000	4,306,445	3,050,000	3,075,859
Other borrowings	629,237	648,353	295,200	307,300

	65,654,079	71,890,836	62,712,868	67,337,267

Domestic benchmark bonds and global exchangeable bonds pay semi-annual coupons with the face value repayable on maturity. Global exchangeable bonds are convertible to domestic benchmark bonds at the option of the holder.

Euro Medium Term Notes (EMTN) are issued via lead managers into both the Euro market and Japanese retail market. They are repayable at maturity with coupons payable either annually or semi- annually. In fair value terms, $1,666.7 million (2013: $1,993.1 million) is scheduled to mature more than twelve months from the balance date.

Callable notes are also issued under the EMTN programme. These notes have a maturity date of greater than five years, with an optional redemption date of one year or more. The fair value of callable notes at the balance date totalled $23.37 million (2013: $306.56 million).

Capital indexed bonds are domestic bonds with quarterly coupons and face value indexed in line with inflation. Capital indexed bonds are scheduled to mature more than twelve months from the balance date.

In fair value terms, $4,023.8 million (2013: $3,075.9 million) of floating rate notes are scheduled to mature more than twelve months from the balance date.

70 of 137 / TCorp Annual Report

New South Wales Treasury Corporation Notes to the Financial Statements For the year ended 30 June 2014

13	Borrowings (continued)

Other borrowings include Waratah bonds and non-benchmark domestic bonds. The fair value of Waratah bonds at the balance date totalled $431.98 million (2013: $77.16 million). In fair value terms, $615.8 million (2013: $275.0 million) of other borrowings is scheduled to mature more than twelve months from the balance date.

All financial liabilities of the Corporation are guaranteed by the New South Wales Government (Note 16). The Corporation does not provide any further security in the form of asset and other pledges in relation to its borrowings and other amounts due to financial institutions.

The benchmark bonds on issue, by maturity were:

		2014	2014	2013	2013
Maturity	Coupon % p.a.	Face Value $’000	Fair Value $’000	Face Value $’000	Fair Value $’000
1 August 2013	5.50	—	—	3,958,641	4,057,832
8 July 2014	2.75	1,608,276	1,629,692	1,646,253	1,670,753
1 August 2014[1]	5.50	1,140,890	1,170,186	1,637,741	1,726,408
1 April 2015	6.00	2,507,400	2,607,780	2,813,950	3,011,690
1 April 2016	6.00	4,109,925	4,406,139	4,871,175	5,323,010
20 February 2017	4.00	4,367,134	4,564,831	3,396,742	3,526,977
1 March 2017[1]	5.50	2,097,457	2,286,244	2,429,328	2,662,398
1 February 2018	6.00	6,047,054	6,822,926	5,136,934	5,798,013
20 March 2019	3.50	3,763,112	3,857,383	2,887,511	2,871,914
1 April 2019[1]	6.00	1,261,681	1,444,706	1,759,596	1,996,367
1 May 2020	6.00	6,353,992	7,313,629	5,834,382	6,579,610
1 June 2020[1]	6.00	136,814	158,062	183,392	207,539
8 April 2021	4.00	2,108,500	2,189,629	—	—
1 March 2022	6.00	6,333,450	7,468,865	6,648,981	7,580,098
20 April 2023	4.00	3,129,640	3,208,315	1,472,245	1,424,362
1 May 2023[1]	6.00	1,486,432	1,764,707	2,177,997	2,482,416
20 August 2024	5.00	5,527,250	6,144,397	3,734,150	3,922,650
1 May 2030	6.00	409,244	495,092	217,987	245,977

		52,388,251	57,532,583	50,807,005	55,088,014

[1]	Commonwealth Government guaranteed borrowings at 30 June 2014 total $6,823.90 million, fair value (2013: $9,075.13 million, fair value). Refer to Other disclosures concerning financial liabilities (note 16).

71 of 137 / TCorp Annual Report

New South Wales Treasury Corporation Notes to the Financial Statements For the year ended 30 June 2014

14	Derivative Financial Instruments

A derivative financial instrument is a contract or agreement whose value depends on (or derives from) the value of (or changes in the value of) an underlying instrument, reference rate or index.

Derivative financial instruments include swaps, forward-dated client loans, futures, forward foreign exchange contracts and interest rate options. Forward dated loans are priced on a consistent basis to other client loans. For all other derivative financial instruments the Corporation is not a price maker, but is a price taker in its use of derivatives.

Collateral may be obtained, or provided, by the Corporation when the market value of certain derivative transactions exceed thresholds agreed with the counterparty (note 21).

Net Exposure

The fair value of the Corporation’s transactions in derivative financial instruments outstanding at year end is as follows:

	2014 $’000	2013 $’000
Derivative financial instruments receivable
Cross currency swaps[1]	51,371	23,910
Interest rate swaps	390,397	415,856
Forward foreign exchange contracts	2,552	107,312
Exchange traded futures	—	1,436
Forward dated loans	15,351	7
Interest rate options	4,191	4,547

	463,862	553,068

Derivative financial instruments payable
Cross currency swaps[1]	(57,634)	(124,664)
Interest rate swaps	(459,947)	(444,735)
Forward foreign exchange contracts	(9,040)	(1,495)
Exchange traded futures	(3,016)	—
Forward dated loans	—	(8,930)
Interest rate options	(4,191)	(4,547)

	(533,828)	(584,371)

Net amount payable under derivative financial instruments	(69,966)	(31,303)

[1]	Includes cross currency swaps to cover exposure to callable notes. Refer to note 17.

The majority of derivative financial instruments (with the exception of forward foreign exchange contracts and exchange traded futures) are scheduled to be recovered or due to be settled more than twelve months from the balance date.

72 of 137 / TCorp Annual Report

New South Wales Treasury Corporation Notes to the Financial Statements For the year ended 30 June 2014

15	Other Liabilities and Provisions

	Consolidated		Corporation
	2014 $’000	2013 $’000	2014 $’000	2013 $’000
Provisions for employee benefits	6,834	6,367	—	—
Amounts due to service entity	—	—	6,810	6,204
Creditors, expense accruals and other provisions	4,360	7,567	4,182	7,511
Lease incentive	1,642	2,065	1,642	2,065
Dividend payable	58,000	55,500	58,000	55,500

	70,836	71,499	70,634	71,280

The Corporation’s obligations relating to employee benefits are reflected as amounts due to service entity at the balance date. Refer to note 27.

16	Other Disclosures Concerning Financial Liabilities

Guarantee of the State

All financial liabilities of the Corporation are guaranteed by the New South Wales Government under Sections 22A and 22B of the Public Authorities (Financial Arrangements) Act 1987.

Guarantee of the Commonwealth

Certain benchmark bonds issued by the Corporation, identified in Borrowings (note 13) are guaranteed by the Commonwealth of Australia pursuant to the Australian Government Guarantee of State and Territory Borrowing Scheme dated 24 July 2009 (the “Scheme”). On 7 February 2010, the Commonwealth announced that the “Final Issuance Date” under the Scheme would be 31 December 2010. All Commonwealth Guaranteed benchmark bonds issued by the Corporation in existence as at the Final Issuance Date remain guaranteed by the Commonwealth, in accordance with the terms of the Scheme.

Financing Arrangements

The Corporation is able to access readily both domestic and offshore capital markets to ensure an adequate funding base. This ready market access is due to the Corporation having the highest level of credit ratings available to any Australian borrower, which derives from the guarantee of the New South Wales Government and the guarantee of the Commonwealth.

In addition to the Corporation’s domestic benchmark, non-benchmark and promissory note issuances, the following offshore programmes are in place:

	2014 $bn	2013 $bn
Global exchangeable bonds	AUD 18	AUD 18
Multi-currency Euro medium term note	USD 10	USD 10
Multi-currency Euro commercial paper	USD 10	USD 5
Multi-currency US medium term note	USD 10	USD 10

The programmes are not contractually binding on any provider of funds.

73 of 137 / TCorp Annual Report

New South Wales Treasury Corporation Notes to the Financial Statements For the year ended 30 June 2014

17	Fair Value Measurement

Financial assets and liabilities are designated as fair value through profit or loss.

The Corporation’s loans and borrowings are guaranteed by the New South Wales State Government, and certain benchmark borrowings are guaranteed by the Commonwealth Government (note 13). As a result, credit risk is not a significant factor in the determination of the fair value. Changes in fair value are therefore mainly attributable to fluctuations in market yields and prices arising from changes in market conditions.

The Corporation uses a discounted cash flow valuation technique in determining the fair value of its financial assets and financial liabilities.

Fair value measurements are classified using a fair value hierarchy that reflects the subjectivity of inputs used in making the measurements. The fair value hierarchy has the following levels and inputs:

Level 1: Quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly (that is, as prices) or indirectly (that is derived from prices). This includes quoted or observable prices combined with margins derived from appropriate benchmarks.

Level 3: Inputs for the asset or liability that are not based on observable market data (that is, unobservable inputs). Power Reverse Dual Currency Bonds (PRDC’s – callable notes – refer note 13) and associated cross currency swaps are classified at level 3 in the hierarchy. PRDC’s are structured callable notes denominated in Japanese Yen and issued into the Japanese market. The cash flows on each bond are hedged by entering into a structured cross currency swap, callable on the same basis as the corresponding bond.

The Corporation forecasts the cash flows on each bond and swap using the original contractual terms, and where known, the Yen cash flows. The fair value of each bond and swap is calculated as the present value of the Australian dollar cash flows using the original issue margin. The Corporation is of the opinion that no secondary market exists for PRDC’s and there are no reasonably possible alternative assumptions that would significantly change the fair value. There were no significant inter-relationships between unobservable inputs that materially affect fair value.

74 of 137 / TCorp Annual Report

New South Wales Treasury Corporation Notes to the Financial Statements For the year ended 30 June 2014

17	Fair Value Measurement (continued)

The table below sets out the Corporation’s financial assets and liabilities (by class) measured at fair value according to the fair value hierarchy. It does not include fair value information for financial assets and financial liabilities not measured at fair value if the carrying amount is a reasonable approximation of fair value.

	Level 1	Level 2	Level 3	Total
2014	$’000	$’000	$’000	$’000
Financial assets
Cash and liquid assets	1,531,888	—	—	1,531,888
Outstanding settlements receivable	283,685	—	—	283,685
Due from financial institutions	107,992	7,537,320	—	7,645,312
Securities held	1,354,269	2,356,441	—	3,710,710
Derivative financial instruments receivable	—	463,862	—	463,862
Loans to government clients	12,159	64,508,313	—	64,520,472
Security deposits	11,500	—	—	11,500

Financial assets	3,301,493	74,865,936	—	78,167,429

Financial liabilities
Due to financial institutions	(78,175)	(4,641,910)	—	(4,720,085)
Outstanding settlements payable	(220,864)	—	—	(220,864)
Due to government clients	—	(601,011)	—	(601,011)
Borrowings — callable notes	—	—	(23,366)	(23,366)
Borrowings — other	(68,427,128)	(3,440,342)	—	(71,867,470)
Derivative financial instruments payable	(3,016)	(523,027)	(7,785)	(533,828)

Financial liabilities	(68,729,183)	(9,206,290)	(31,151)	(77,966,624)

75 of 137 / TCorp Annual Report

New South Wales Treasury Corporation Notes to the Financial Statements For the year ended 30 June 2014

17	Fair Value Measurement (continued)

2013	Level 1 $’000	Level 2 $’000	Level 3 $’000	Total $’000
Financial assets
Cash and liquid assets	952,827	—	—	952,827
Outstanding settlements receivable	34,802	—	—	34,802
Due from financial institutions	93,883	6,191,335	—	6,285,218
Securities held	2,061,971	3,497,226	—	5,559,197
Derivative financial instruments receivable	1,436	551,632	—	553,068
Loans to government clients	8,813	59,321,864	—	59,330,677
Security deposits	3,563	—	—	3,563

Financial assets	3,157,295	69,562,057	—	72,719,352

Financial liabilities
Due to financial institutions	(130,690)	(4,110,085)	—	(4,240,775)
Outstanding settlements payable	(144,249)	—	—	(144,249)
Due to government clients	—	(219,520)	—	(219,520)
Borrowings — callable notes	—	—	(306,556)	(306,556)
Borrowings — other	(65,142,224)	(1,888,487)	—	(67,030,711)
Derivative financial instruments payable	—	(504,755)	(79,616)	(584,371)

Financial liabilities	(65,417,163)	(6,722,847)	(386,172)	(72,526,182)

There were no significant transfers between levels within the fair value hierarchy during the year. The Corporation’s policy is to recognise transfers into and transfers out of fair value hierarchy levels as at the end of the reporting period.

Reconciliation of Level 3 Fair Value Movements

	Note	2014 $’000	2013 $’000
Opening balance		(386,172)	(792,441)
Total gains and (losses) — realised[1]		(2,258)	13,843
Total gains and (losses) — unrealised[1]		(25,594)	(8,778)
Settlements		382,873	401,204

Closing balance		(31,151)	(386,172)

	Note	2014 $’000	2013 $’000
Level 3 Financial Instruments:
Callable notes	13	(23,366)	(306,556)
Cross currency swaps payable	14	(7,785)	(79,616)

Closing balance		(31,151)	(386,172)

[1]	Included in net income from changes in fair value in the statements of comprehensive income.

76 of 137 / TCorp Annual Report

New South Wales Treasury Corporation Notes to the Financial Statements For the year ended 30 June 2014

18	Offsetting Financial Assets and Financial Liabilities

Financial assets and liabilities are permitted to be offset and the net amount reported in the balance sheet where the Corporation currently has a legally enforceable right to set off the recognised amounts, and there is an intention to settle on a net basis or realise the asset and settle the liability simultaneously.

The Corporation enters into derivative transactions governed by master netting arrangements set out in International Swaps and Derivatives Association (ISDA) agreements between the Corporation and market counterparties. In certain circumstances, such as a credit default, all outstanding transactions under the ISDA agreement are terminated, the termination value is determined and only a single net amount is payable to/receivable from a counterparty in settlement of all transactions. The Corporation’s ISDA agreements do not currently meet the criteria for offsetting in the balance sheet. This is because the Corporation does not currently have a legally enforceable right to offset recognised amounts, as the right to offset is enforceable only on the occurrence of future events. These amounts have therefore not been offset in the balance sheet, but have been presented separately in the following table. The table also presents the gross amounts of financial assets and financial liabilities that are offset in the balance sheet. The column “Net amount” shows the impact on the Corporation’s balance sheet if all set-off rights were exercised.

	Effects of offsetting on the Balance sheet				Related amounts not offset
2014		Gross amounts	Gross amounts set off in the Balance sheets	Net amounts presented in the Balance sheets	Amounts subject to master netting arrangements	Financial instrument collateral / margins	Net amount
	Note	$’000	$’000	$’000	$’000	$’000	$’000
Financial assets
Derivative financial instruments (excluding futures)		463,862	—	463,862	(368,552)	(64,009)	31,301

Total derivative financial instruments receivable	14	463,862	—	463,862	(368,552)	(64,009)	31,301

Security deposits	9	11,500	—	11,500	—	(3,129)	8,371

Financial assets		475,362	—	475,362	(368,552)	(67,138)	39,672

Financial liabilities
Derivative financial instruments (excluding futures)		(530,812)	—	(530,812)	368,552	93,970	(68,290)

Derivative financial instruments — futures		(3,016)	—	(3,016)	—	3,016	—

Total derivative financial instruments payable	14	(533,828)	—	(533,828)	368,552	96,986	(68,290)

Futures margins[1]		(113)	—	(113)	—	113	—

Financial liabilities		(533,941)	—	(533,941)	368,552	97,099	(68,290)

[1]	Included in note 15 creditors, expense accruals and other provisions.

77 of 137 / TCorp Annual Report

New South Wales Treasury Corporation Notes to the Financial Statements For the year ended 30 June 2014

18	Offsetting Financial Assets and Financial Liabilities (continued)

	Effects of offsetting on the Balance sheet				Related amounts not offset
2013		Gross amounts	Gross amounts set off in the Balance sheets	Net amounts presented in the Balance sheets	Amounts subject to master netting arrangements	Financial instrument collateral / margins	Net amount
	Note	$’000	$’000	$’000	$’000	$’000	$’000
Financial assets
Derivative financial instruments (excluding futures)		551,631	—	551,631	(415,452)	(99,536)	36,643

Derivative financial instruments — futures		1,436	—	1,436	—	—	1,436

Total derivative financial instruments receivable	14	553,067	—	553,067	(415,452)	(99,536)	38,079
Security deposits	9	3,563	—	3,563	—	(2,916)	647

Financial assets		556,630	—	556,630	(415,452)	(102,452)	38,726

Financial liabilities
Derivative financial instruments (excluding futures)		(584,371)	—	(584,371)	415,452	56,048	(112,871)

Total derivative financial instruments payable	14	(584,371)	—	(584,371)	415,452	56,048	(112,871)
Futures margins[1]		(2,916)	—	(2,916)	—	2,916	—

Financial liabilities		(587,287)	—	(587,287)	415,452	58,964	(112,871)

[1]	Included in note 15 creditors, expense accruals and other provisions.

19	Financial Risk

Objectives and Policies

The Corporation manages and monitors a variety of financial risks including market risk (interest rate risk and foreign exchange risk), credit risk and liquidity risk (refer notes 20, 21 and 22 respectively).

The boundaries within which these risks are undertaken and managed are established under Board policies, management guidelines and client defined mandates. The Corporation monitors compliance with Board policies and management and client constraints. This monitoring is appropriately segregated from the operating business units. Information is summarised, monitored and reviewed daily and reported monthly to the Board.

All aspects of the treasury process are segregated between dealing, settlement, accounting and compliance. In addition, position limits, liquidity limits and counterparty credit limits have been established. These limits are monitored independently of the dealing and settlement functions, with utilisation of these limits summarised and reported to management on a daily basis.

78 of 137 / TCorp Annual Report

New South Wales Treasury Corporation Notes to the Financial Statements For the year ended 30 June 2014

19	Financial Risk (continued)

The nature of the Corporation’s core business gives rise to maturity and repricing gaps within the Corporation’s balance sheet which alter from day to day. The Board of the Corporation has identified the risks that arise from these gaps and has established Board policies to prudently limit these risks. In managing the risks in accordance with the Board limits, the Corporation utilises derivative financial instruments.

Derivatives are used to manage interest rate risk and foreign exchange risk for certain assets and liabilities within the balance sheets.

Equity

The New South Wales Government is not required under legislation to contribute equity to the Corporation. Retained earnings are held in lieu of contributed equity and provide a capital base commensurate with the risks inherent in the Corporation’s business.

79 of 137 / TCorp Annual Report

New South Wales Treasury Corporation Notes to the Financial Statements For the year ended 30 June 2014

20	Market Risk

Interest Rate Risk

Interest rates equal to, or derived from, the Corporation’s debt securities and used for valuation purposes were:

	Coupon % pa	Quoted Market Rates at 30-Jun-14 % pa	Quoted Market Rates at 30-Jun-13 % pa
Nominal
Overnight	—	2.500	2.750
90 days	—	2.610	2.740
180 days	—	2.630	2.680
1 August 2013	5.500	—	2.730
8 July 2014	2.750	2.560	2.585
1 August 2014[1]	5.500	2.520	2.545
1 April 2015	6.000	2.605	2.743
1 April 2016	6.000	2.640	3.035
20 February 2017	4.000	2.783	3.313
1 March 2017[1]	5.500	2.708	3.233
1 February 2018	6.000	2.940	3.528
20 March 2019	3.500	3.150	3.810
1 April 2019[1]	6.000	3.045	3.670
1 May 2020	6.000	3.320	4.010
1 June 2020[1]	6.000	3.198	3.890
8 April 2021	4.000	3.510	—
1 March 2022	6.000	3.603	4.323
20 April 2023	4.000	3.768	4.518
1 May 2023[1]	6.000	3.640	4.360
20 August 2024	5.000	3.875	4.623
1 May 2030	6.000	4.253	4.953
25 February 2039	4.750	—	5.184
20 November 2040	5.000	4.533	—
26 April 2041	6.000	4.503	5.159
Capital Indexed
20 November 2020	3.750	1.000	1.808
20 November 2025	2.750	1.480	2.225
20 August 2030	3.500	1.850	2.420
20 November 2035	2.500	1.930	2.590

[1]	Securities covered by Commonwealth guarantee — refer note 16

80 of 137 / TCorp Annual Report

New South Wales Treasury Corporation Notes to the Financial Statements For the year ended 30 June 2014

20	Market Risk (continued)

The Corporation measures its exposure to interest rate risk in terms of cash flows or notional cash flows generated by financial instruments. These cash flows are discounted to present values at appropriate market yields and margins as described in note 1(d). Interest rate risk can be in the form of ‘fair value interest rate risk’, such as fixed interest rate instruments which change in value as interest rates move and ‘cash flow interest rate risk’, such as floating interest rate instruments that are reset as market rates change.

The Corporation uses a Value at Risk (VaR) model to measure the market risk exposures inherent in the balance sheet. VaR is measured on a rolling 2-year historical simulation basis using a 99% confidence interval and a 10-day holding period.

VaR is calculated daily and represents an estimate of the loss that can be expected over a 10-day period, with a 1% probability that this amount may be exceeded.

The historical database comprises observations relevant to the major market risk exposures faced by the Corporation including bank bills, bank bill futures, bond futures, Commonwealth and semi-government bonds, floating rate notes, capital indexed bonds and interest rate swaps. The simulation process captures movements in outright interest rate levels, yield curve tilts and changes in the basis spread between various groups of securities. All historical observations are equally weighted.

As an estimate of market risk, VaR has certain limitations including:

•	Calculating VaR on an historical simulation basis implicitly assumes that returns in the future will have the same distribution as they had in the past. If this is not the case, VaR may overestimate or underestimate the actual losses experienced.

•	In rapidly changing markets, the model can be slow to react with the result that VaR at the confidence interval is exceeded more often than statistically expected.

•	The model quantifies the expected loss at the confidence interval. It does not however indicate the potential size of losses on days VaR is exceeded.

Given the Corporation’s balance sheet positions at 30 June 2014, the maximum potential loss expected over a 10-day period is $ 11.2 million (2013: $14.1 million), with a 1% probability that this maximum may be exceeded. The average VaR over the year ended 30 June 2014 was $14.6 million (2013: $12.8 million).

Foreign Exchange Risk

The Corporation has policies and procedures in place to ensure that it has no material exposure to changes in foreign exchange rates. Foreign exchange risk arising from borrowings undertaken in foreign currencies through Promissory Notes (refer note 11) or Euro Medium Term Notes (refer note 13), to fund Australian dollar assets is covered by entering into Australian dollar cross currency swaps and forward foreign exchange contracts.

Forward foreign exchange contracts with clients are covered by corresponding forward foreign exchange contracts with market counterparties. In the majority of these arrangements, clients indemnify the Corporation for any credit exposure arising from the corresponding transaction with the market counterparty.

Other Price Risk

The Corporation has no material exposure to other price risk in relation to interest rate options as transactions with clients are covered by corresponding interest rate options with market

81 of 137 / TCorp Annual Report

New South Wales Treasury Corporation Notes to the Financial Statements For the year ended 30 June 2014

20	Market Risk (continued)

counterparties. The clients indemnify the Corporation for any credit exposure arising from the corresponding transaction with the market counterparty.

21	Credit Risk

For all classes of financial assets, with the exceptions noted below, the maximum credit risk exposure at balance date is equal to the fair value already disclosed.

As loans and receivables from government clients are guaranteed by the New South Wales Government, no credit risk is deemed to arise.

Certain securities held by the Corporation are guaranteed by the Commonwealth of Australia (refer to note 16). These securities are separately identified.

Derivative financial instruments include swaps, forward dated loans, forward foreign exchange contracts, forward rate agreements, futures and options. The Corporation does not use credit derivatives, such as credit default swaps, to mitigate credit risks.

The market convention for the calculation of credit exposure for derivative financial instruments is to add to the market value an amount of potential exposure as determined by reference to the length of time to maturity and face value. The additional credit exposure is noted in the concentration of credit risk table below.

For financial instruments where face value is greater than market value, the difference between the face value and the market value is disclosed to reflect the maximum potential credit exposure. The additional credit exposure is noted in the concentration of credit risk table below.

The Corporation’s exposure to settlement risk is represented by the amount of outstanding settlements receivable shown on the balance sheet. These amounts were settled within seven days after the balance date and are excluded from the concentration of credit risk below.

Collateral

The Corporation may obtain, or provide, collateral to support amounts due under derivative transactions with certain counterparties. The collateral may include cash or eligible securities obtained, or provided, when agreed market value thresholds are exceeded. These arrangements are agreed between the Corporation and each counterparty and take the form of annexures to the standard industry agreement governing the underlying derivative transaction. In the event of default, the Corporation is immediately entitled to offset the cash collateral against the amounts owed by the defaulting counterparty. There was $78.18 million of collateral received under these arrangements at balance date (2013: $130.69 million). Refer below for the net impact of collateral received on credit risk.

		2014 $’000	2013 $’000
Derivative financial instruments		66,524	101,686
Carrying amount of collateral received	11	(78,175)	(130,690)

Net credit risk		Nil	Nil

The Corporation had paid $107.99 million of collateral under these arrangements at balance date (amount paid in 2013: $93.88 million). Refer note 6.

82 of 137 / TCorp Annual Report

New South Wales Treasury Corporation Notes to the Financial Statements For the year ended 30 June 2014

21	Credit Risk (continued)

Concentration of Credit Risk

By Credit Rating — 2014[1]
	AAA	AA+	AA	AA-	A+	A	Other[2] Ratings	Total
	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000
Cash and liquid assets	13	—	—	1,531,715	—	160	—	1,531,888
Due from financial institutions	—	—	—	7,567,437	—	77,875	—	7,645,312
Securities held[6]	969,244	385,025	—	499,710	435,695	1,247,923	173,113	3,710,710
Derivative financial instruments	19,650	—	—	296,841	65,764	80,006	1,601	463,862
Security deposits	—	—	—	—	—	—	11,500	11,500

	988,907	385,025	—	9,895,703	501,459	1,405,964	186,214	13,363,272

Additional potential exposure to derivatives	47	—	—	87,139	52,672	68,743	1,051	209,652
Additional potential exposure to financial instruments	—	—	—	290	1,040	2,077	1,887	5,294

	988,954	385,025	—	9,983,132	555,171	1,476,784	189,152	13,578,218

By Credit Rating — 2013[1]
	AAA	AA+	AA	AA-	A+	A	Other[2] Ratings	Total
	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000
Cash and liquid assets	10	—	—	650,760	—	301,977	80	952,827
Due from financial institutions	—	—	—	6,215,533	5,490	64,195	—	6,285,218
Securities held[6]	1,088,597	920,593	52,781	1,206,558	954,483	1,187,777	148,408	5,559,197
Derivative financial instruments	6,050	—	—	304,433	46,644	195,941	—	553,068
Security deposits	—	—	—	—	—	—	3,563	3,563

	1,094,657	920,593	52,781	8,377,284	1,006,617	1,749,890	152,051	13,353,873

Additional potential exposure to derivatives	871	580	—	91,561	57,250	60,121	—	210,383
Additional potential exposure to financial instruments	281	—	—	468	2,421	12,223	1,592	16,985

	1,095,809	921,173	52,781	8,469,313	1,066,288	1,822,234	153,643	13,581,241

83 of 137 / TCorp Annual Report

New South Wales Treasury Corporation Notes to the Financial Statements For the year ended 30 June 2014

21	Credit Risk (continued)

By Classification of Counterparty — 2014
	Governments[3]	Banks[4]	Other[5]	Total
	$’000	$’000	$’000	$’000
Cash and liquid assets	13	1,531,875	—	1,531,888
Due from financial institutions	—	7,645,312	—	7,645,312
Securities held[6]	1,058,359	2,329,706	322,645	3,710,710
Derivative financial instruments	19,650	444,212	—	463,862
Security deposits	—	—	11,500	11,500

	1,078,022	11,951,105	334,145	13,363,272

Additional potential exposure to derivatives	47	209,234	371	209,652
Additional potential exposure to financial instruments	—	5,294	—	5,294

	1,078,069	12,165,633	334,516	13,578,218

By Classification of Counterparty — 2013	Governments[3]	Banks[4]	Other[5]	Total
	$’000	$’000	$’000	$’000
Cash and liquid assets	10	952,817	—	952,827
Due from financial institutions	—	6,285,218	—	6,285,218
Securities held[6]	2,061,971	3,400,322	96,904	5,559,197
Derivative financial instruments	6,050	527,726	19,292	553,068
Security deposits	—	—	3,563	3,563

	2,068,031	11,166,083	119,759	13,353,873

Additional potential exposure to derivatives	—	207,836	2,547	210,383
Additional potential exposure to financial instruments	281	16,704	—	16,985

	2,068,312	11,390,623	122,306	13,581,241

[1]	Credit rating as per Standard & Poor’s or equivalent.
[2]	Other Ratings includes long term ratings of A- or lower, or when the counterparty has no long term rating, a short term rating of A-2 or lower.
[3]	Governments — foreign, Commonwealth and other Australian states.
[4]	Banks — An entity licensed as a Bank under the relevant Australian Law, or equivalent in offshore jurisdiction.
[5]	Other counterparties include Supranational organisations.
[6]	AAA rated government securities held include amounts guaranteed by the Commonwealth of Australia totalling $0.0 million (2013: $145.8 million).

84 of 137 / TCorp Annual Report

New South Wales Treasury Corporation Notes to the Financial Statements For the year ended 30 June 2014

22	Liquidity Risk

The Corporation maintains adequate levels of liquidity within minimum prudential and maximum ranges set by the Board. The minimum prudential level is defined as a percentage of total liabilities and is held to meet unanticipated calls and to cover temporary market disruptions. Additional levels of liquidity are maintained up to the maximum approved range to satisfy a range of circumstances, including client funding requirements, maturing commitments, and balance sheet management activities.

The following table summarises contractual (undiscounted) cash flows by time ranges. The amounts differ from the balance sheet which is based on fair value or discounted cash flows.

2014	Up to 1 month $‘000	1 to 3 months $‘000	3 to 12 months $‘000	1 to 2 years $‘000	2 to 5 years $‘000	Over 5 years $‘000	Total $‘000
Financial assets
Cash and liquid assets	1,531,992	—	—	—	—	—	1,531,992
Outstanding settlements receivable	283,713	—	—	—	—	—	283,713
Due from financial institutions	2,326,407	2,022,382	3,350,705	—	—	—	7,699,494
Securities held	1,032,250	1,160,061	202,024	174,547	1,065,320	263,390	3,897,592
Loans to government clients	1,148,144	1,882,371	3,912,575	6,370,689	22,705,382	43,028,658	79,047,819
Debtors and fee accruals	8,074	—	—	—	—	—	8,074
Security deposits	11,500	—	—	—	—	—	11,500

Financial assets	6,342,080	5,064,814	7,465,304	6,545,236	23,770,702	43,292,048	92,480,184

Financial liabilities
Due to financial institutions	(3,447,761)	(1,190,465)	(88,000)	—	—	—	(4,726,226)
Outstanding settlements payable	(220,886)	—	—	—	—	—	(220,886)

Due to government clients	(596,669)	(4,379)	—	—	—	—	(601,048)
Borrowings — callable notes[1]	—	(21,252)	(2,122)	—	—	—	(23,374)
Borrowings — other	(1,649,147)	(1,977,635)	(4,917,419)	(9,640,487)	(25,854,036)	(42,890,225)	(86,928,949)
Creditors, expense accruals and other provisions	(4,360)	—	—	—	—	—	(4,360)

Financial liabilities	(5,918,823)	(3,193,731)	(5,007,541)	(9,640,487)	(25,854,036)	(42,890,225)	(92,504,843)

Net financial assets/(liabilities)	423,257	1,871,083	2,457,763	(3,095,251)	(2,083,334)	401,823	(24,659)

Derivatives
Derivatives receivable	28,427	70,042	316,698	427,366	848,614	822,652	2,513,799
Derivatives payable	(33,214)	(123,152)	(199,098)	(258,822)	(478,586)	(714,834)	(1,807,706)

Net derivatives	(4,787)	(53,110)	117,600	168,544	370,028	107,818	706,093

Net	418,470	1,817,973	2,575,363	(2,926,707)	(1,713,306)	509,641	681,434

Cumulative	418,470	2,236,443	4,811,806	1,885,099	171,793	681,434	—

85 of 137 / TCorp Annual Report

New South Wales Treasury Corporation Notes to the Financial Statements For the year ended 30 June 2014

22	Liquidity Risk (continued)

2013	Up to 1 month $‘000	1 to 3 months $‘000	3 to 12 months $‘000	1 to 2 years $‘000	2 to 5 years $‘000	Over 5 years $‘000	Total $‘000
Financial assets
Cash and liquid assets	952,898	—	—	—	—	—	952,898
Outstanding settlements receivable	34,807	—	—	—	—	—	34,807
Due from financial institutions	902,758	3,241,848	2,184,531	—	—	—	6,329,137
Securities held	1,238,561	1,342,857	1,651,811	161,632	1,279,538	87,502	5,761,901
Loans to government clients	884,065	1,874,479	2,150,750	7,910,066	19,791,282	43,819,350	76,429,992
Debtors and fee accruals	7,836	—	—	—	—	—	7,836
Security deposits	3,563	—	—	—	—	—	3,563

Financial assets	4,024,488	6,459,184	5,987,092	8,071,698	21,070,820	43,906,852	89,520,134

Financial liabilities
Due to financial institutions	(2,077,973)	(1,969,567)	(203,385)	—	—	—	(4,250,925)
Outstanding settlements payable	(144,269)	—	—	—	—	—	(144,269)
Due to government clients	(209,097)	(8,595)	(1,920)	—	—	—	(219,612)
Borrowings — callable notes[1]	(18,632)	(98,641)	(189,610)	—	—	—	(306,883)
Borrowings — other	(43,211)	(4,818,792)	(2,048,941)	(9,138,207)	(25,346,935)	(42,991,386)	(84,387,472)
Creditors, expense accruals and other provisions	(7,567)	—	—	—	—	—	(7,567)

Financial liabilities	(2,500,749)	(6,895,595)	(2,443,856)	(9,138,207)	(25,346,935)	(42,991,386)	(89,316,728)

Net financial assets/(liabilities)	1,523,739	(436,411)	3,543,236	(1,066,509)	(4,276,115)	915,466	203,406

Derivatives
Derivatives receivable	98,580	133,552	313,670	408,834	859,764	822,028	2,636,428
Derivatives payable	(33,461)	(130,151)	(280,262)	(260,859)	(502,148)	(814,168)	(2,021,049)

Net derivatives	65,119	3,401	33,408	147,975	357,616	7,860	615,379

Net	1,588,858	(433,010)	3,576,644	(918,534)	(3,918,499)	923,326	818,785

Cumulative	1,588,858	1,155,848	4,732,492	3,813,958	(104,541)	818,785	—

[1]	Callable notes are issued under the multi currency Euro Medium Term Note Programme. These notes are issued with a maturity date greater than five years however are disclosed in the financial report at the first optional redemption date. Each of these notes is fully matched with a derivative transaction.

Contractual commitments are disclosed in note 24 and undrawn loan commitments are disclosed in note 26.

86 of 137 / TCorp Annual Report

New South Wales Treasury Corporation Notes to the Financial Statements For the year ended 30 June 2014

23	Superannuation

Amounts representing prepaid superannuation contributions arising from defined benefit schemes are recognised as an asset and included in other assets (note 9). Actuarial gains and losses are recognised in the statement of comprehensive income in the year they occur (note 4).

The funds below hold in trust the investments of the closed New South Wales public sector superannuation schemes:

•	State Authorities Superannuation Scheme (SASS)

•	State Superannuation Scheme (SSS)

•	State Authorities Non-contributory Superannuation Scheme (SANCS)

These funds are all defined benefit schemes, where at least a component of the employee’s final benefit is derived from a multiple of member salary and years of membership. All schemes are closed to new members.

All fund assets are invested at arms length. Payments may be made to Pillar Administration to reduce the superannuation liability. These payments are held in investment reserve accounts by Pillar Administration.

Superannuation obligations are the responsibility of Treasury Corporation Division of the Government Service (note 27).

The 2014 actuarial assessment of SASS, SANCS and SSS was based on the requirements of Australian Accounting Standard AASB 119 Employee Benefits. This standard requires that a market determined risk-adjusted discount rate be applied as a valuation interest rate in the calculation of the value of accrued benefits. To satisfy the AASB 119 requirements, the following principal actuarial assumptions were applied at the report date.

	2014	2013
	% pa	% pa
Discount rate at 30th June[1]	3.6	3.8
Expected return on assets backing current pension liabilities	8.3	8.6
Expected salary increases - 2013 / 2014	—	2.3
- 2014 / 2015	2.3	2.3
- 2015 / 2016 to 2017 / 2018	2.5	2.0
- 2018 / 2019 to 2019 / 2020	3.0	2.0
- 2020 / 2021 to 2022 / 2023	3.0	2.5
- thereafter	3.5	2.5
Expected rate of CPI Increase	2.5	2.5

[1]	This rate reflects market yields of Commonwealth Government bonds at balance date.

87 of 137 / TCorp Annual Report

New South Wales Treasury Corporation Notes to the Financial Statements For the year ended 30 June 2014

23	Superannuation (continued)

Reconciliation of the movement in (net) (Prepaid Contribution)/Unfunded Liability

	SASS $’000	SANCS $’000	SSS $’000	2014 $’000	Totals 2013 $’000
Net (asset)/liability at start of year	(239)	—	78	(161)	245
Net (credit)/expense recognised in the Statement of comprehensive income	(19)	12	(34)	(41)	(406)

Net (asset)/liability at end of year	(258)	12	44	(202)	(161)

24	Contractual Commitments

	2014 $’000	2013 $’000
Capital commitments
Not later than one year	283	90

Total (including GST)[1]	283	90

Operating lease commitments
Not later than one year	3,144	2,886
Later than one year but not later than five years	9,435	12,367
Later than five years	—	93

Total (including GST)[1]	12,579	15,346

Other expenditure commitments
Not later than one year	334	—
Later than one year but not later than five years	219	—

Total (including GST)[1]	553	—

[1]	Total commitments above include input tax credits of $1.2 million (2013: $1.4 million) of which a portion are expected to be recoverable from the ATO.

Operating lease commitments primarily relate to obligations to Government Property NSW (“GPNSW”) in respect of the business premises occupied by the Corporation.

The Corporation has entered into Occupancy Agreements (“Agreements”) with GPNSW. Under these Agreements:

•	GPNSW agrees to grant the right of occupancy of premises to the Corporation until 19 May 2018.

•	The Corporation is liable for rent, charges and expenses in respect of the premises.

•	The Corporation must pay GPNSW a management fee of 2% (excluding GST) of gross rent, charges and expenses on the leased premises.

88 of 137 / TCorp Annual Report

New South Wales Treasury Corporation Notes to the Financial Statements For the year ended 30 June 2014

24	Contractual Commitments (continued)

2014 Capital commitments relate to obligations associated with the purchase of computer software and minor office works (2013: Capital commitments relate to obligations associated with the purchase of computer software).

Other expenditure commitments include licence costs on significant Information Technology related contracts.

All commitments have been stated with the amount of Goods and Services Tax included, where applicable.

25	Fiduciary Activities

The Corporation acts both as Trustee and as manager of funds for the Hour-Glass Investment Trusts and manages asset and debt portfolios on behalf of clients.

	2014	2013
	$’000	$’000
At the year end, the funds under management were:
- Hour-Glass Investment Trusts	13,304,009	12,861,813
- Specific client mandates	7,165,565	4,061,361

	20,469,574	16,923,174

These funds were managed by:
- External fund managers	10,095,586	9,232,073
- The Corporation	10,373,988	7,691,101

	20,469,574	16,923,174

At the year end the debt portfolios under management were:	33,751,080	45,388,982

Two debt portfolios under management became advisory portfolios during the year. The value of these portfolios as at 30 June 2013 was $14,034.33 million.

During the year the New South Wales Government announced that it will amalgamate the funds management activities of SAS Trustee Corporation and Safety, Return to Work and Support Division at the Corporation. This will significantly increase the Corporation’s funds under management progressively from next financial year.

89 of 137 / TCorp Annual Report

New South Wales Treasury Corporation Notes to the Financial Statements For the year ended 30 June 2014

26	Contingent Liabilities and Commitment

a.	During the year, the Corporation provided short term liquidity facilities to approved client authorities. These facilities are offered on a revolving basis. At the year end, the total facilities were $5,955.00 million (2013: $5,718.00 million) and undrawn commitments were $5,712.20 million (2013: $5,488.36 million). Drawn commitments are recognised as loans to government clients on the balance sheets.

b.	The Corporation has issued unconditional payment undertakings on behalf of some New South Wales public sector clients to pay to the Australian Energy Market Operator (AEMO). AEMO can demand in writing any amount up to an aggregate maximum agreed with individual participants. At balance date, the amounts of these undertakings were as follows.

	2014	2013
	$’000	$’000
Market participants
National Electricity Market (NEM)	100	60
Short Term Trading Market (STTM)	1,000	1,000

	1,100	1,060

The Corporation has also issued undertakings on behalf of other New South Wales public sector clients in respect of those clients’ performance under contracts with third parties. At balance date, the amounts of these undertakings totalled $163.52 million (2013: $142.85 million).

Amounts paid under these undertakings are recoverable from the New South Wales public sector agency participants. This financial accommodation is New South Wales Government guaranteed.

c.	The Corporation has a commitment totalling $650.00 million (2013: $650.00 million) to provide motor vehicle finance to the New South Wales Government. As at year end, the undrawn commitments under these commitments are $111.35 million (2013: $107.47 million). Drawn commitments are recognised on the balance sheets as loans to government clients (note 8), included within Crown entity.

27	Related Parties

Key Management Personnel

Key management personnel include the directors and executives with the authority and responsibility for managing the consolidated entity. Compensation for key management personnel is disclosed in note 4.

Where the Corporation’s key management personnel are also considered to be key management personnel of entities with whom the Corporation transacts, those transactions are conducted on an arm’s length basis, under the Corporation’s normal commercial terms and conditions.

Consolidated Group

The consolidated group consists of the Corporation, its wholly owned subsidiary, TCorp Nominees Pty Limited and the special purpose service entity, Treasury Corporation Division of the Government Service.

90 of 137 / TCorp Annual Report

New South Wales Treasury Corporation Notes to the Financial Statements For the year ended 30 June 2014

27	Related Parties (continued)

TCorp Nominees Pty Limited is incorporated in New South Wales and all ongoing costs of incorporation and audit are borne by the Corporation. Details in relation to TCorp Nominees Pty Limited are:

2014 & 2013
Class of shares held	Ordinary
Interest held	100%
Amount of investment	$2
Dividends received or receivable	Nil
Contribution to profit	Nil
Principal activity	Security Trustee

There were no material transactions with or balances between TCorp Nominees Pty Limited and the Corporation or external parties.

From 17 March 2006, all employees of the Corporation (and concomitantly, legal responsibility to pay employee benefits including on-costs and taxes) and related administrative services were transferred from the Corporation to the Treasury Corporation Division of the Government Service in accordance with the Public Sector Employment Legislation Amendment Act 2006 (NSW). This legal arrangement has no financial effect on the financial performance or position of the Corporation or the consolidated entity as the Corporation fully reimburses the Treasury Corporation Division of the Government Service for all employee-related costs and services. The Treasury Corporation Division of the Government Service is a not-for-profit entity which continues to employ all employees of the Corporation under the Government Sector Employment Regulation 2014 (NSW). On 1 August 2014, the Treasury Corporation Division ceased to exist. Refer to Note 31.

In the financial report of the Corporation, on-going obligations to provide employee benefits are shown as amounts due to service entity under the heading Other liabilities and provisions in the balance sheet. Staff costs are classified as personnel services costs in the statement of comprehensive income. There are no material impacts on the financial results or position of the consolidated entity.

Other Statutory Relationships

The Corporation is a statutory authority established under the Treasury Corporation Act 1983 (NSW) of the New South Wales Parliament. Dividends payable by the Corporation are determined by the New South Wales Treasurer in accordance with the Public Finance and Audit Act 1983 (NSW). The financial results of the Corporation are consolidated annually in the New South Wales Report on State Finances.

The Public Authorities (Financial Arrangements) Act 1987 (NSW) requires New South Wales government authorities to borrow only from the Corporation unless a specific exemption is granted by the New South Wales Treasurer.

Other NSW Government Entities

Under the Treasury Corporation Act 1983 (NSW) the Corporation’s principal objective is to provide financial services for, or for the benefit of, the New South Wales government, public authorities and

91 of 137 / TCorp Annual Report

New South Wales Treasury Corporation Notes to the Financial Statements For the year ended 30 June 2014

27	Related Parties (continued)

other public bodies. More specifically, the Corporation may engage in the following activities in relation to New South Wales government and New South Wales public authorities:

•	The provision of finance.

•	The management or advice on management of assets and liabilities.

•	The acceptance of funds for investment.

All clients of the Corporation are New South Wales government entities. The Corporation transacts with its clients under the Corporation’s normal terms and conditions.

28	Segment Information

The Corporation has a single reportable operating segment. As the central financing authority for the New South Wales government, the entity operates solely within the capital markets, banking and finance industry to provide financial services to the New South Wales Public Sector.

The Corporation’s major customer is the New South Wales government and all its agencies, which are considered to be under common control. Interest income (expense) received from (paid to) government clients are disclosed in notes 2 and 3. Revenues received from government clients in the form of fees and commissions are disclosed in note 4.

Given the nature of its core functions and the legislative intent, the Corporation operates within Australia, apart from a proportion of funding raised offshore. As such, no geographic location segment reporting is presented within these financial statements.

29	Cash Flow Statement — Reconciliation of Cash and Liquid Assets

Cash and liquid assets as at the end of the year as shown in the Cash flow statement is reconciled to the related items in the balance sheet.

		2014	2013
	Note	$’000	$’000
Cash and liquid assets	5	1,531,888	952,827
Short term borrowings	11	(34,997)	—

Cash and cash equivalents		1,496,891	952,827

92 of 137 / TCorp Annual Report

New South Wales Treasury Corporation Notes to the Financial Statements For the year ended 30 June 2014

30	Reconciliation of Cash Flow from Operating Activities to Net Profit

	2014	2013
	$’000	$’000
Net cash used in operating activities	(3,269,174)	(2,190,847)
Add/(less) adjustments arising from:
- net loans to clients	3,581,679	2,429,459
- net change in coupons accrued at each year end on financial assets and liabilities	(9,794)	54,296
- net change in other assets	8,589	(10,591)
- net change in other liabilities and provisions, excluding dividends	5,076	763

	316,376	283,080

Add/(less) amounts contributing to net profit but not generating operating cash flows:
- actuarial (gain)/loss on defined benefit plans	(32)	(413)
- loss on disposal of plant and equipment and intangible assets	(155)	(460)
- loss on sale of financial instruments	(322,666)	(479,703)
- unrealised fair value gain on financial instruments	78,064	290,553
- depreciation and amortisation	(4,300)	(4,412)

Profit for the year	67,287	88,645

31	Subsequent Events

On 1 August 2014, the Treasury Corporation Division of the Government Service (‘the Division’) ceased to exist.

As a result, on 1 August 2014:

•	All employees (along with legal responsibility to pay employee benefits including on-costs and taxes) and related administrative services were transferred from the Division to the Corporation.

•	The Division ceased to be a controlled entity of the Corporation.

This arrangement has no financial impact on the financial performance or position of the consolidated Corporation.

32	Authorisation Date

This financial report was authorised for issue in accordance with a resolution of the directors of New South Wales Treasury Corporation on 29 August 2014.

END OF AUDITED FINANCIAL REPORT

93 of 137 / TCorp Annual Report

New South Wales Treasury Corporation Notes to the Financial Statements For the year ended 30 June 2014

Certificate under Section 41C(1B) and 41C(1C) of the Public Finance and Audit Act 1983 and Clause 7 of the Public Finance and Audit Regulation 2010.

In the opinion of the directors of New South Wales Treasury Corporation:

a.	The financial report and consolidated financial report have been prepared in accordance with the provisions of the Public Finance and Audit Act 1983, the Public Finance and Audit Regulation 2010 and the Treasurer’s Directions. They have also been prepared in accordance with Australian Accounting Standards and other authoritative pronouncements of the Australian Accounting Standards Board.

b.	The financial report and consolidated financial report for the year ended 30 June 2014 exhibit a true and fair view of the position and transactions of New South Wales Treasury Corporation and its controlled entities; and

c.	The directors are not aware of any circumstances as at the date of this certificate which would render any particulars included in the financial report and consolidated financial report misleading or inaccurate.

Signed in accordance with a resolution of the Board of Directors:

T. Spencer	S W Knight

Director	Director

Sydney, 29 August 2014

94 of 137 / TCorp Annual Report

New South Wales Treasury Corporation

To Members of the New South Wales Parliament

I have audited the accompanying financial statements of New South Wales Treasury Corporation (TCorp), which comprise the statements of comprehensive income, the balance sheets as at 30 June 2014, the statements of changes in equity and the cash flow statements for the year then ended, notes comprising a summary of significant accounting policies and other explanatory information of the TCorp and the consolidated entity. The consolidated entity comprises TCorp and the entities it controlled at the year’s end or from time to time during the financial year.

Opinion

In my opinion, the financial statements:

•	give a true and fair view of the financial position of TCorp and the consolidated entity as at 30 June 2014, and of their financial performance and cash flows for the year then ended in accordance with Australian Accounting Standards

•	are in accordance with section 41B of the Public Finance and Audit Act 1983 (the PF&A Act) and the Public Finance and Audit Regulation 2010

•	comply with International Financial Reporting Standards as disclosed in Note 1a.

My opinion should be read in conjunction with the rest of this report.

The Board’s Responsibility for the Financial Statements

The members of the Board are responsible for the preparation of the financial statements that give a true and fair view in accordance with Australian Accounting Standards and the PF&A Act, and for such internal control as the members of the Board determine is necessary to enable the preparation of the financial statements that give a true and fair view and that are free from material misstatement, whether due to fraud or error.

In note 1a, the members of the Board also state, in accordance with Accounting Standard AASB 101 ‘Presentation of Financial Statements’, that the financial statements comply with International Financial Reporting Standards.

Auditor’s Responsibility

My responsibility is to express an opinion on the financial statements based on my audit. I conducted my audit in accordance with Australian Auditing Standards. Those standards require that I comply with relevant ethical requirements relating to audit engagements and plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

95 of 137 / TCorp Annual Report

New South Wales Treasury Corporation

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgement, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation of the financial statements that give a true and fair view in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by members of the Board, as well as evaluating the overall presentation of the financial statements.

I believe the audit evidence I have obtained is sufficient and appropriate to provide a basis for my audit opinion.

My opinion does not provide assurance:

•	about the future viability of TCorp or the consolidated entity

•	that they have carried out their activities effectively, efficiently and economically

•	about the effectiveness of internal control

•	about the security and controls over the electronic publication of the audited financial statements on any website where they may be presented

•	about any other information, which may have been hyperlinked to/from the financial statements.

Independence

In conducting my audit, I have complied with the independence requirements of the Australian Auditing Standards and other relevant ethical pronouncements. The PF&A Act further promotes independence by:

•	providing that only Parliament, and not the executive government, can remove an Auditor-General

•	mandating the Auditor-General as auditor of public sector agencies but precluding the provision on non-audit services, thus ensuring the Auditor-General and the Audit Office of New South Wales are not compromised in their role by the possibility of losing clients or income.

Grant Hehir

Auditor-General

1 September 2014

SYDNEY

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Treasury Corporation Division of the Government Service Statement of Comprehensive Income For the year ended 30 June 2014

	Note	2014 $’000	2013 Restated $’000
Income
Personnel services income	5	23,232	21,673

Total income		23,232	21,673

Expenses
Staff costs	2	(23,264)	(22,086)

Total expenses		(23,264)	(22,086)

(Deficit)/surplus for the year		(32)	(413)

Other comprehensive income/(loss)
Items that will not be classified to profit or loss:
Actuarial gain/(loss) on defined benefit plans	7	32	413

Other comprehensive income/(loss) for the year		32	413

Total comprehensive income/(loss) for the year		—	—

The accompanying notes form part of these financial statements.

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Treasury Corporation Division of the Government Service Balance Sheet For the year ended 30 June 2014

	Note	2014 $’000	2013 $’000
Current assets
Amounts receivable from controlling entity	5	6,810	6,204
Other assets	3	202	220

Total current assets		7,012	6,424

Current liabilities
Payables		178	57
Employee benefit provisions	4	6,834	6,367

Total current Liabilities		7,012	6,424

Net assets		—	—

Equity
Retained earnings		—	—

Total equity		—	—

The accompanying notes form part of these financial statements.

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Treasury Corporation Division of the Government Service Statement of Changes in Equity For the year ended 30 June 2014

	Retained Earnings $’000	Total Equity $’000
Total equity at 30 June 2012	—	—
(Deficit) for the year — restated	(413)	(413)
Other comprehensive income — restated	413	413
Total comprehensive income for the year	—	—

Total equity at 30 June 2013	—	—

(Deficit) for the year	(32)	(32)
Other comprehensive income	32	32
Total comprehensive income for the year	—	—

Total equity at 30 June 2014	—	—

The accompanying notes form part of these financial statements.

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Treasury Corporation Division of the Government Service Cash Flow Statement For the year ended 30 June 2014

	Note	2014 $’000	2013 $’000
Cash flows from operating activities

Net cash flows provided by operating activities	5	—	—

Cash at the beginning of the year		—	—

Cash at the end of the year		—	—

The accompanying notes form part of these financial statements

100 of 137 / TCorp Annual Report

Treasury Corporation Division of the Government Service Notes to the Financial Statements For the year ended 30 June 2014

1	Summary of Significant Accounting Policies

(a)	Reporting Entity

Treasury Corporation Division of the Government Service (‘the Division’) is a Division of the New South Wales Government Service. It is a not-for-profit entity as profit is not its principal objective. The Division is consolidated as part of the NSW Total State Sector Accounts. It is domiciled in Australia and its principal office is at Level 22, Governor Phillip Tower, 1 Farrer Place, Sydney, NSW, 2000.

The Division’s objective is to provide personnel services to New South Wales Treasury Corporation under the Government Sector Employment Regulation 2014 (NSW).

The Division commenced operations on 17 March 2006 when it assumed responsibility for the employees, employee-related liabilities and related administrative services of New South Wales Treasury Corporation.

On 1 August 2014 the Division ceased to exist. As a result, from 1 August 2014, Division no longer assumes responsibility for the employees, employee-related liabilities and related administrative services of New South Wales Treasury Corporation.

From 1 August 2014 all employees (along with, legal responsibility to pay employee benefits including on-costs and taxes) and related administrative services were transferred to New South Wales Treasury Corporation.

The financial report was authorised for issue by S W Knight the Division Head on 20 August 2014.

(b)	Basis of Preparation

The Division is deemed to be a reporting entity in accordance with NSW Treasury Circular NSW TC 11/19 Financial Reporting and Annual Reporting Requirements Arising from Employment Arrangements.

These are general purpose financial statements which are prepared in accordance with the requirements of Australian Accounting Standards, the Public Finance and Audit Act 1983 (NSW), the Public Finance and Audit Regulation 2010 (NSW), and specific directions issued by the NSW Treasurer.

Generally, the historical cost basis of accounting has been adopted and the financial statements do not take into account changing money values or current valuations except for certain assets and provisions which are measured at fair value (see notes 3 and 4). Cost is based on the fair values of the consideration given in exchange for assets.

The accrual basis of accounting has been adopted in the preparation of the financial statements, except for cash flow information.

The financial statements have been prepared on a non-going concern basis. Assets and liabilities as at 30 June 2014 have been measured on a consistent basis to the amounts realised on transfer to New South Wales Treasury Corporation.

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Treasury Corporation Division of the Government Service Notes to the Financial Statements For the year ended 30 June 2014

1	Summary of Significant Accounting Policies (continued)

Standards and Interpretations in Issue not yet Adopted

At the date of authorisation of the financial statements, the Standards and Interpretations listed below were in issue but not yet effective.

Standard/Interpretation	Effective for annual reporting periods beginning on or after	Expected to be initially applied in the financial year ending

AASB 9 Financial Instruments, AASB 2012-6 Amendments to Australian Accounting Standards — Mandatory Effective Date of AASB 9 and Transition Disclosures, AASB 2010-7 Amendments to Australian Accounting Standards arising from AASB 9 (December 2010)

	1 January 2015	30 June 2016
AASB 2013-9 Amendments to Australian Accounting Standards — Conceptual Framework, Materiality & Financial Instruments	1 January 2017	30 June 2018

When applied, these standards will impact only on the presentation of the financial statements and disclosures in the notes.

Management’s judgements, key assumptions and estimates are disclosed in the relevant notes to the financial statements. All amounts are rounded to the nearest one thousand dollars and are expressed in Australian dollars.

(c)	Comparative Information

Accounting policies and presentation adopted in these financial statements are consistent with the previous year except as stated in note 1(g). Comparative information has been reclassified, where necessary, to be consistent with the current year.

(d)	Income

Income is measured at the fair value of the consideration received or receivable. Revenue from the rendering of personnel services is recognised when the service is provided and only to the extent that the associated recoverable expenses are recognised.

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Treasury Corporation Division of the Government Service Notes to the Financial Statements For the year ended 30 June 2014

1	Summary of Significant Accounting Policies (continued)

(e)	Receivables

A receivable is recognised when it is probable that the future cash inflows associated with it will be realised and it has a value that can be measured reliably. It is derecognised when the contractual or other rights to future cash flows from it expire or are transferred.

(f)	Payables

Payables include creditors and accrued wages, salaries, and related on costs (such as fringe benefits tax and workers’ compensation insurance) where there is certainty as to the amount and timing of settlement.

A payable is recognised when a present obligation arises under a contract or otherwise. It is derecognised when the obligation expires or is discharged, cancelled or substituted.

A short-term payable with no stated interest rate is measured at historical cost if the effect of discounting is immaterial.

(g)	Employee Benefit Provisions and Expenses

In the current year, the Division adopted AASB 119 (2011) Employee Benefits. As a result, the Division has changed its accounting policy with respect to accounting for defined benefit plans and has restated comparative information. The impact on the financial statements on initial application of the revised AASB 119 has been summarised in note 8.

Provisions are recognised when the Division has a present obligation (legal or constructive) as a result of a past event, it is probable that the Division will be required to settle the obligation, and a reliable estimate can be made of the amount of the obligation.

Employee benefit provisions represent expected amounts payable in the future in respect of unused entitlements accumulated as at the reporting date and associated liabilities (such as payroll tax).

Superannuation liabilities associated with defined benefit schemes and leave liabilities are recognised as expenses and provisions when the obligations arise, which is usually through the rendering of service by employees.

Superannuation is actuarially assessed prior to each reporting date and is measured at the present value of the estimated future payments.

All other employee benefit liabilities are assessed by management and are measured at the undiscounted amount of the estimated future payments.

The amount recognised for superannuation is the net total of the present value of the defined benefit obligation at the reporting date, minus the fair value at that date of any plan assets out of which the obligations are to be settled directly.

The amount recognised in the statement of comprehensive income for superannuation is the net total of current service cost, interest cost and the expected return on any plan assets.

Actuarial gains or losses are recognised immediately as ‘other comprehensive income’ in the year in which they occur.

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Treasury Corporation Division of the Government Service Notes to the Financial Statements For the year ended 30 June 2014

The actuarial assessment of superannuation uses the Projected Unit Credit Method and reflects estimated future salary increases and the benefits set out in the terms of the plan. The liabilities are discounted using the market yield rate on Commonwealth Government bonds of similar maturity to those obligations. Actuarial assumptions are unbiased and mutually compatible and financial assumptions are based on market expectations for the period over which the obligations are to be settled.

2	Staff Costs

	Note	2014 $’000	2013 Restated $’000
Staff costs for the period include:
Remuneration costs		20,425	19,420
Defined contribution superannuation		1,261	1,169
Defined benefit superannuation	7	25	39
Other		1,553	1,458

		23,264	22,086

3	Other Assets

	Note	2014 $’000	2013 $’000
Prepaid superannuation	7	202	161
Prepaid operating expenses		—	59

		202	220

4	Employee Benefit Provisions

	2014 $’000	2013 $’000
Opening Balance	6,367	2,437
Increase in provisions (net)	6,269	5,815
Payments	(5,802)	(1,885)

	6,834	6,367

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Treasury Corporation Division of the Government Service Notes to the Financial Statements For the year ended 30 June 2014

5	Related Parties

Controlling Entity and Economic Dependency

New South Wales Treasury Corporation is deemed to control the Division in accordance with Treasury Circular NSW TC 11/19. The controlling entity is incorporated under the Treasury Corporation Act 1983 (NSW) of the New South Wales Parliament.

Transactions and balances in this financial report relate only to the Division’s function as provider of personnel services to the controlling entity.

The Division’s total income is sourced from the New South Wales Treasury Corporation. Cash receipts and payments are effected by the New South Wales Treasury Corporation on the Division’s behalf. New South Wales Treasury Corporation guarantees payment of all the Division’s liabilities.

6	Auditors Remuneration

Auditor’s remuneration for the review of this financial report is borne by the controlling entity. The applicable audit fee amounted to $7,600 (2013: $7,200).

7	Superannuation

As per note 1(a), superannuation obligations were transferred from New South Wales Treasury Corporation to the Division on 17 March 2006.

There has be no unfunded superannuation liabilities arising from defined benefit schemes for employees that are recognised as a liability (2013: $nil). Amounts representing prepaid superannuation contributions are recognised as an asset and included in note 3. Actuarial gains and losses are recognised as other comprehensive income in the ‘statement of comprehensive income’ in the year they occur.

The Pooled Fund (‘the Fund’) holds in trust the investments of the closed New South Wales public sector superannuation schemes (‘the Schemes’):

•	State Authorities Superannuation Scheme (SASS)

•	State Superannuation Scheme (SSS)

•	State Authorities Non-contributory Superannuation Scheme (SANCS)

These are all defined benefit schemes, where at least a component of the employee’s final benefit is derived from a multiple of member salary and years of membership. Members receive lump sum or pension benefits on retirement, death, disablement and withdrawal. All schemes are closed to new members.

All fund assets are invested at arm’s length. Payments may be made to Pillar Administration to reduce the superannuation liability. These payments are held in investment reserve accounts by Pillar Administration.

Description of other Entities’ Responsibilities for the Governance of the Fund

The SAS Trustee Corporation (‘the Trustee’) is responsible for the governance of the Schemes in the Fund. The Trustee has a legal obligation to act solely in the best interests of the fund beneficiaries. The Trustee has the following roles:

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Treasury Corporation Division of the Government Service Notes to the Financial Statements For the year ended 30 June 2014

7	Superannuation (continued)

•	Administration of the fund and payment to the beneficiaries from fund assets when required in accordance with the fund rules.

•	Management and investment of the fund assets.

•	Compliance with other applicable regulations.

Description of Risks

There are a number of risks to which the Fund exposes the Division. The more significant risks relating to the defined benefits are:

•	Investment risk: The risk that investment returns will be lower than assumed and the Division will need to increase contributions to offset this shortfall.

•	Longevity risk: The risk that pensioners live longer than assumed, increasing future pensions.

•	Pension indexation risk: The risk that pensions will increase at a rate greater than assumed, increasing future pensions.

•	Salary growth risk: The risk that wages or salaries (on which future benefit amounts for active members will be based) will rise more rapidly than assumed, increasing defined benefit amounts and thereby requiring additional employer contributions.

•	Legislative risk: The risk is that legislative changes could be made which increase the cost of providing the defined benefits.

The defined benefit fund assets are invested with independent fund managers and have a diversified asset mix. The Fund has no significant concentration of investment risk or liquidity risk.

Description of the Regulatory Framework

The Schemes are established and governed by the following NSW legislation: Superannuation Act 1916 (NSW), State Authorities Superannuation Act 1987 (NSW), State Authorities Non-Contributory Superannuation Scheme Act 1987 (NSW), and their associated regulations.

The Schemes are exempt public sector superannuation schemes under the Commonwealth Superannuation Industry (Supervision) Act 1993 (NSW) (SIS). The SIS Legislation treats exempt public sector superannuation funds as complying funds for concessional taxation and superannuation guarantee purposes.

Under a Heads of Government agreement, the New South Wales Government undertakes to ensure that the Fund will conform with the principles of the Commonwealth’s retirement incomes policy relating to preservation, vesting and reporting to members and that members’ benefits are adequately protected.

The New South Wales Government prudentially monitors and audits the Fund and the Trustee activities in a manner consistent with the prudential controls of the SIS legislation. These provisions are in addition to other legislative obligations on the Trustee Board and internal processes that monitor the Trustee’s adherence to the principles of the Commonwealth’s retirement incomes policy.

An actuarial investigation of the Fund is performed every three years. The last actuarial investigation was performed as at 30 June 2012.

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Treasury Corporation Division of the Government Service Notes to the Financial Statements For the year ended 30 June 2014

7	Superannuation (continued)

The 2014 actuarial assessment of SASS, SANCS and SSS was based on the requirements of Australian Accounting Standard AASB 119 Employee Benefits. This required that a market determined risk-adjusted discount rate be applied as a valuation interest rate in the calculation of the value of accrued benefits. To satisfy the AASB 119 requirements, the following principal actuarial assumptions were applied at the report date.

	2014	2013
Discount Rate at 30th June(1)	3.57	3.80
Expected return on assets backing current pension liabilities	8.3	8.6
Expected salary increases - 2013 / 2014	—	2.3
- 2014 / 2015	2.3	2.3
- 2015 / 2016 to 2017 / 2018	2.5	2.0
- 2018 / 2019 to 2019 / 2020	3.0	2.0
- 2020 / 2021 to 2022 / 2023	3.0	2.5
- thereafter	3.5	2.5
Expected rate of CPI Increase	2.5	2.5

(1)	In accordance with AASB 119 this rate reflects market yields of Commonwealth Government bonds at balance date.

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Treasury Corporation Division of the Government Service Notes to the Financial Statements For the year ended 30 June 2014

7	Superannuation (continued)

Sensitivity Analysis

Significant actuarial assumptions for the determination of the defined obligation are discount rate, expected salary increase, mortality and changes to the indexation. The sensitivity analyses below have been determined based on reasonably possible changes of the respective assumptions occurring at the end of the reporting period, while holding all other assumptions constant.

	Base Case	Discount Rate
	$’000	-1.0% $’000	+1.0% $’000
Discount rate	3.57%	2.57%	4.57%
Rate of CPI increase	2.50%	2.50%	2.50%
Salary inflation rate	As above	As above	As above

Defined benefit obligation	1,912	2,113	1,747

	Base Case	Rate of Indexation
	$’000	-0.5% $’000	+0.5% $’000
Discount rate	3.57%	3.57%	3.57%
Rate of CPI increase	2.50%	2.00%	3.00%
Salary inflation rate	As above	As above	As above

Defined benefit obligation	1,912	1,853	1,979

	Base Case	Salary Inflation Rate
		-0.5%	+0.5%
	$’000	$’000	$’000
Discount rate	3.57%	3.57%	3.57%
Rate of CPI increase	2.50%	2.50%	2.50%
Salary inflation rate	As above	As above less 0.5% p.a	As above plus 0.5% p.a

Defined benefit obligation	1,912	1,884	1,942

	Base Case	Pensioner Mortality Rate
	$’000	-5.0% $’000	+5.0% $’000
Defined benefit obligation	1,912	1,919	1,906

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Treasury Corporation Division of the Government Service Notes to the Financial Statements For the year ended 30 June 2014

7	Superannuation (continued)

Asset-Liability Matching Strategies

The Trustee monitors its asset-liability risk continuously in setting its investment strategy. It also monitors cashflows to manage liquidity requirements.

Description of Significant Events

There were no fund amendments, curtailments or settlements during the year.

Actual Return on Fund Assets

	2014 $’000	2013 Restated $’000
Actual return on fund assets	186	227

Total	186	227

The expected return on assets assumption is determined by weighting the expected long-term return for each asset class by the target allocation of assets to each class. The returns used for each class are net of investment tax and investment fees.

Fund Asset Allocation

	2014%	2013%
Australian equities	30.9	30.4
Overseas equities	28.8	26.1
Australian fixed interest securities	6.2	6.9
Overseas fixed interest securities	2.3	2.2
Property	8.6	8.3
Cash	6.5	13.1
Other	16.7	13.0

Funding Arrangements for Employer Contributions

The following is a summary of the financial position of the Funds calculated in accordance with AAS 25 ‘Financial Reporting by Superannuation Plans’:

	2014 $’000	2013 $’000
Accrued benefits	1,394	1,265
Net market value of fund assets	(2,140)	(1,882)

Net surplus	(746)	(617)

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Treasury Corporation Division of the Government Service Notes to the Financial Statements For the year ended 30 June 2014

7	Superannuation (continued)

Contribution Recommendations

	Method	2014%	2013%
SASS	Multiple of member	0.00	0.00
SANCS	% Member Salary	0.00	0.00
SSS	Multiple of member contributions	0.00	0.00

Funding Method

The method used to determine the employer contribution recommendations in the 2012 triennial actuarial review was the Aggregate Funding method. The method adopted affects the timing of the cost to the employer.

Under the Aggregate Funding method, the employer contribution rate is determined so that sufficient assets will be available to meet the benefit payments to existing members, taking into account the current value of assets and future contributions.

Weighted-Average Assumptions

	2014%	2013%
Expected rate of return on Fund assets backing current pension liabilities	8.3	8.3
Expected rate of return on Fund assets backing other liabilities	7.3	7.3
Expected salary increase rate
- for 4 years	2.7	2.7
- thereafter	4.0	4.0
Expected rate of CPI increase	2.5	2.5

The AAS 25 surplus will be higher than the AASB 119 net defined benefit asset recognised in the balance sheet, because the expected after tax rate of return on the plan assets is typically higher than the long-term Commonwealth Government bond rate.

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Treasury Corporation Division of the Government Service Notes to the Financial Statements For the year ended 30 June 2014

7	Superannuation (continued)

Net Asset Recognised in the Balance Sheet

	2014 $’000	2013 Restated $’000
Fair value of fund (assets)/liabilities at the beginning of the year	(161)	245
Current service cost	32	32
Past service cost	—	—
Interest cost / (income)	(7)	7

Components of defined benefit costs recognised in profit or loss	25	39

Actual return on fund assets less interest income	(186)	(226)
Actuarial loss/(gain) arising from:
- Demographic assumptions	—	5
- Financial assumptions	72	(158)
- Experience adjustments	56	(34)
Adjustments for effect of asset ceiling	26	—

Components of defined benefit costs recognised in other comprehensive income	(32)	(413)

Employer contributions	(34)	(32)
Employee contributions	—	—
Benefits paid	—	—

Other	(34)	(32)

Net (asset)/liability recognised in the balance sheet at the end of the year	(202)	(161)

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Treasury Corporation Division of the Government Service Notes to the Financial Statements For the year ended 30 June 2014

7	Superannuation (continued)

Amounts Recognised in the Statement of Comprehensive Income

	2014 $’000	2013 Restated $’000
Actuarial (gains)/losses incurred during the year and recognised in the statement of comprehensive income	128	(187)
Actual return on assets less interest income	(186)	(226)
Adjustments recognised in the statement of comprehensive income for restrictions on the defined benefit asset	26	—

Actuarial (gain)/loss for the year as per the statement of comprehensive income	(32)	(413)

Reconciliation of the Effect of the Asset Ceiling

	2014 $’000	2013 Restated $’000
Adjustment for effect of asset ceiling at beginning of the year	—	—
Change in the effect of asset ceiling	26	—

Adjustment of the effect of asset ceiling at the end of the year	26	—

112 of 137 / TCorp Annual Report

Treasury Corporation Division of the Government Service Notes to the Financial Statements For the year ended 30 June 2014

8	Impact of Accounting Policy Change

The impact on the financial statements on initial application of the revised AASB 119 has been summarised below.

30 June 2013	As Previously Reported $’000	Impact of Change in AASB 119 $’000	As Requested $’000
Staff costs	(21,999)	(87)	(22,086)

Total Expenses	(21,999)	(87)	(22,086)

(Deficit)/surplus for the year	(326)	(87)	(413)
Actuarial gain/(loss) on defined benefit plans	326	87	413

Other comprehensive income/(loss) for the year	326	87	413

30 June 2014	Impact of Change in AASB 119 $’000
Staff costs	(90)

Total Expenses	(90)

(Deficit)/surplus for the year	(90)
Actuarial gain/(loss) on defined benefit plans	90

Other comprehensive income/(loss) for the year	90

9	Subsequent Events

On 1 August 2014 the Division ceased to exist. As a result, the Division no longer assumes responsibility for the employees, employee-related liabilities and related administrative services of New South Wales Treasury Corporation.

From 1 August 2014 all employees (along with, legal responsibility to pay employee benefits including on-costs and taxes) and related administrative services were transferred to New South Wales Treasury Corporation.

-END OF AUDITED FINANCIAL REPORT-

113 of 137 / TCorp Annual Report

Certificate under Section 41C(1B) and 41C(1C) of the Public Finance and Audit Act, 1983 and Clause 11 of the Public Finance and Audit Regulation, 2010

In the opinion of the Division Head of Treasury Corporation Division of the Government Service

a)	The financial report has been prepared in a form for consolidation in accordance with the provisions of the Public Finance and Audit Act 1983, the Public Finance and Audit Regulation 2010 and the Treasurer’s Directions. It has also been prepared in accordance with Australian Accounting Standards and other authoritative pronouncements of the Australian Accounting Standard Board.

b)	The financial report for the year ended 30 June 2014 exhibits a true and fair view of the financial position and transactions of Treasury Corporation Division of the Government Service.

c)	I am not aware, as at the date of this Certificate, of any circumstances which would render any particulars included in the financial report to be misleading or inaccurate.

S W Knight

Division Head

20 August 2014

Sydney

114 of 137 / TCorp Annual Report

Treasury Corporation Division of the Government Services

For the year ended 30 June 2014

INDEPENDENT AUDITOR’S REPORT

Treasury Corporation Division of the Government Service

To Members of the New South Wales Parliament

I have audited the accompanying financial statements of New South Wales Treasury Corporation Division of the Government Service (the Division), which comprise the balance sheet as at 30 June 2014, the statement of comprehensive income, statement of changes in equity and cash flow statement, for the year then ended, notes comprising a summary of significant accounting policies and other explanatory information.

Opinion

In my opinion, the financial statements:

•	give a true and fair view of the financial position of the Division as at 30 June 2014, and of its financial performance and its cash flows for the year then ended in accordance with Australian Accounting Standards

•	are in accordance with section 41B of the Public Finance and Audit Act 1983 (the PF&A Act) and the Public Finance and Audit Regulation 2010.

My opinion should be read in conjunction with the rest of this report.

The Chief Executive’s Responsibility for the Financial Statements

The Chief Executive of New South Wales Treasury Corporation is responsible for the preparation of the financial statements that give a true and fair view in accordance with Australian Accounting Standards and the PF&A Act and for such internal control as the Chief Executive determines is necessary to enable the preparation of the financial statements that give a true and fair view and that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

My responsibility is to express an opinion on the financial statements based on my audit. I conducted my audit in accordance with Australian Auditing Standards. Those Standards require that I comply with relevant ethical requirements relating to audit engagements and plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgement, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Division’s preparation of the financial statements that give a true and fair view in order to design audit procedures appropriate in the circumstances, but not for the

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Treasury Corporation Division of the Government Services

For the year ended 30 June 2014

purpose of expressing an opinion on the effectiveness of the Division’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by the Chief Executive, as well as evaluating the overall presentation of the financial statements.

I believe that the audit evidence I have obtained is sufficient and appropriate to provide a basis for my audit opinion.

My opinion does not provide assurance:

•	about the future viability of the Division

•	that it has carried out its activities effectively, efficiently and economically

•	about the effectiveness of its internal control

•	about the security and controls over the electronic publication of the audited financial statements on any website where they may be presented

•	about other information which may have been hyperlinked to/from the financial statements.

Independence

In conducting my audit, I have complied with the independence requirements of the Australian Auditing Standards and other relevant ethical pronouncements. The PF&A Act further promotes independence by:

•	providing that only Parliament, and not the executive government, can remove an Auditor-General

•	mandating the Auditor-General as auditor of public sector agencies, but precluding the provision on non-audit services, thus ensuring the Auditor-General and the Audit Office of New South Wales are not compromised in their role by the possibility of losing clients or income.

A Oyetunji

Director, Financial Audit Services

20 August 2014

SYDNEY

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TCorp Nominees Pty Limited Statement of Comprehensive Income For the year ended 30 June 2014

	Note	2014 $	2013 $
Income		—	—
Income tax equivalent expense	1(c)	—	—
Profit for the year		—	—
Other comprehensive income		—	—

Total comprehensive income for the year		—	—

The accompanying notes form part of these financial statements.

117 of 137 / TCorp Annual Report

TCorp Nominees Pty Limited Balance Sheet As at 30 June 2014

	Note	2014 $	2013 $
Cash	1(d)	2	2
Total assets		2	2
Total liabilities		—	—

Net assets		2	2

Contributed equity	2	2	2
Retained profits		—	—

Total equity		2	2

The accompanying notes form part of these financial statements.

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TCorp Nominees Pty Limited Statement of Changes in Equity For the year ended 30 June 2014

	Retained earnings $	Total equity $
Total equity at 30 June 2012	2	2

Profit for the year	—	—
Other comprehensive income	—	—
Total comprehensive income for the year	—	—

Total equity at 30 June 2013	2	2

Profit for the year	—	—
Other comprehensive income	—	—
Total comprehensive income for the year	—	—

Total equity at 30 June 2014	2	2

The accompanying notes form part of these financial statements.

119 of 137 / TCorp Annual Report

TCorp Nominees Pty Limited Cash Flow Statement For the year ended 30 June 2014

	2014	2013
	$	$
Cash flows from operating activities
Net cash flows from operating activities	—	—

Net increase in cash held	—	—

Cash at the beginning of the year	2	2

Cash at the end of the year	2	2

The accompanying notes form part of these financial statements.

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TCorp Nominees Pty Limited Notes to the Financial Statements For the year ended 30 June 2014

1	Summary of Significant Accounting Policies

(a)	Basis of Preparation

These general purpose financial statements have been prepared in accordance with Accounting Standards and other authoritative pronouncements of the Australian Accounting Standards Board, and comply with other requirements of the law.

Australian Accounting Standards include Australian Equivalents to International Financial Reporting Standards (IFRS). Compliance with Australian Equivalents to IFRS ensures this financial report complies with IFRS.

The financial statements also have regard to the requirements of the Public Finance and Audit Act 1983 (NSW), the Public Finance and Audit Regulation 2010 (NSW) and the Treasurer’s Directions as the parent entity is required to report in accordance with provisions contained within that New South Wales legislation.

Standards and Interpretations in issue not yet adopted

At the date of authorisation of the financial statements, the Standards and Interpretations listed below were in issue but not yet effective.

Standard/Interpretation	Effective for annual reporting periods beginning on or after	Expected to be initially applied in the financial year ending
AASB 2013-9 Amendments to Australian Accounting Standards — Conceptual Framework, Materiality & Financial Instruments	1 January 2017	30 June 2018

When applied, all of these standards will impact only on the presentation of the financial statements and disclosures in the notes.

The financial statements are prepared using the accrual basis of accounting. Financial assets and financial liabilities are stated on a fair value basis of measurement unless otherwise indicated. Other assets and liabilities are stated on an historical cost basis of measurement.

Management’s judgements, key assumptions and estimates are disclosed in the relevant notes to the financial statements.

(b)	Company Information and Activities

TCorp Nominees Pty Ltd (the company) is a company registered under the Corporations Act 2001 (Cth) and incorporated in New South Wales, Australia. The address of its registered office is:

Level 22

Governor Phillip Tower

1 Farrer Place

SYDNEY NSW 2000

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TCorp Nominees Pty Limited Notes to the Financial Statements For the year ended 30 June 2014

1	Summary of Significant Accounting Policies (continued)

Other than disclosed in Note 6, there were no transactions undertaken by the company with any other party during the reporting period or the previous period. All ongoing costs of incorporation and audit are borne by the parent entity.

The company acts as a security trustee in relation to financing of a hospital for which the parent entity has advanced funds. As a security trustee, the company holds rights under a number of mortgages and charges on trust for the parent entity. Should the company take enforcement action against the security providers under the transaction, any moneys realised are to be paid to the parent entity. The company’s actions as security trustee are supported by indemnities from the parent entity for losses incurred in connection with this role. As at 30 June 2014, the amount outstanding under the lending arrangements was approximately $5.0 million (2013: $7.2 million). At the date of this report, the company has not taken any enforcement action under the security held, nor are there any issues pending that would likely require such action to be taken in the future.

(c)	Income Tax

The Income Tax Assessment Act 1936 (Cth) and Income Tax Assessment Act 1997 (Cth) exempts the company and its parent entity from liability for Commonwealth Income Tax. The parent entity is subject to a tax equivalent payment to the New South Wales Government on its consolidated results.

(d)	Cash

Cash comprises cash on hand.

(e)	Presentation

The financial report is presented in Australian dollars and amounts are rounded off to the nearest dollar.

Comparative information has been restated where necessary to be presented on a consistent basis to the current year information.

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TCorp Nominees Pty Limited Notes to the Financial Statements For the year ended 30 June 2014

2	Contributed Equity

	2014 $	2013 $
2 Ordinary shares issued and fully paid	2	2

Ordinary shares entitle the holder to participate in dividends and the proceeds on winding up of the company in proportion to the number of and amounts paid on the shares held.

3	Dividends

The directors recommend that no dividend be paid in respect of the current year. No dividend has previously been declared or paid.

4	Remuneration of Auditors

Fees for services rendered to the company by the auditors are borne by the parent entity (note 6). The audit fee applicable to this company amounted to $4,000 (2013: $3,750).

5	Key Management Personnel

The key management personnel of the company during the year were the directors. The company has no employees.

The names of each person who were directors of the company at any time during the financial year are as follows:

•	Stephen William Knight

•	Paul Anthony Smith

•	Clare Sylvia Mifsud

The directors of the company did not receive any remuneration from the company or any related entity in relation to the management of the company.

6	Related Parties

Parent Entity

TCorp Nominees Pty Limited is a wholly- owned controlled entity of the parent entity, New South Wales Treasury Corporation. The parent entity was incorporated under the Treasury Corporation Act 1983 (NSW) of the New South Wales Parliament.

Related Party Non-Cash Transactions

On the 19th November 2013 the company borrowed an amount of $10 from the parent entity to invest in the initial units of the Long Service Corporation Investment Facility Trust. On or after the initial investment, the company redeemed its units and repaid its loan to the parent entity.

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TCorp Nominees Pty Limited Notes to the Financial Statements For the year ended 30 June 2014

6	Related Parties (continued)

On the 3rd October 2012 the company borrowed an amount of $10 from the parent entity to invest in the initial units of the Hour-Glass Strategic Fixed Interest Sector Trust. On or after the initial investment, the company redeemed its units and repaid its loan to the parent entity.

7	Subsequent Events

No matter or circumstance has arisen since 30 June 2014 that has significantly affected, or may significantly affect:

•	the company’s operations in future years

•	the results of those operations in future years

•	the company’s state of affairs in future years.

8	Authorisation Date

This financial report was authorised for issue in accordance with a resolution of the directors of TCorp Nominees Pty Limited on 20th August 2014.

END OF AUDITED FINANCIAL REPORT

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Certificate under Section 41C (1B) and 41C (1C) of the Public Finance and Audit Act 1983 and Clause 11 of the Public Finance and Audit Regulation 2010.

In the opinion of the Directors of TCorp Nominees Pty Limited:

a.	The financial statements have been prepared in accordance with the provisions of the Public Finance and Audit Act 1983, the Public Finance and Audit Regulation 2010 and the Treasurer’s Directions. They have also been prepared in accordance with Australian Accounting Standards and other authoritative pronouncements of the Australian Accounting Standard Board.

b.	The financial statements for the year ended 30 June 2014 exhibit a true and fair view of the financial position and transactions of TCorp Nominees Pty Limited.

c.	The Directors are not aware, as at the date of this Certificate, of any circumstances which would render any particulars included in the financial statements to be misleading or inaccurate.

Signed in accordance with a resolution of the Board of Directors:

SW Knight	P A Smith
Director	Director

20 August 2014
Sydney

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Tcorp Nominees Pty Limited

INDEPENDENT AUDITOR’S REPORT

TCorp Nominees Pty Limited

To Members of the New South Wales Parliament

I have audited the accompanying financial statements of TCorp Nominees Pty Limited which comprise the balance sheet as at 30 June 2014, the statement of comprehensive income, statement of changes in equity and cash flow statement for the year then ended, notes comprising a summary of significant accounting policies and other explanatory information.

Opinion

In my opinion, the financial statements:

•	give a true and fair view of the financial position of TCorp Nominees Pty Limited as at 30 June 2014, and of its financial performance and its cash flows for the year then ended in accordance with Australian Accounting Standards

•	are in accordance with section 41B of the Public Finance and Audit Act 1983 (the PF&A Act), and the Public Finance and Audit Regulation 2010.

My opinion should be read in conjunction with the rest of this report.

The Chief Executive’s Responsibility for the Financial Statements

The Chief Executive of New South Wales Treasury Corporation is responsible for the preparation of the financial statements that give a true and fair view in accordance with Australian Accounting Standards and the PF&A Act, and for such internal control as the Chief Executive determines is necessary to enable the preparation of the financial statements that give a true and fair view and that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

My responsibility is to express an opinion on the financial statements based on my audit. I conducted my audit in accordance with Australian Auditing Standards. Those Standards require that I comply with relevant ethical requirements relating to audit engagements and plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgement, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the TCorp Nominees Pty Limited’s preparation of the financial statements that give a true and fair view in order to design audit procedures appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of TCorp Nominees Pty Limited’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by the Chief Executive, as well as evaluating the overall presentation of the financial statements.

126 of 137 / New South Wales Treasury Corporation	COMMERCIAL-IN-CONFIDENCE

TCorp Nominees Pty Limited

I believe the audit evidence I have obtained is sufficient and appropriate to provide a basis for my audit opinion.

My opinion does not provide assurance:

•	about the future viability of the TCorp Nominees Pty Limited

•	that it has carried out its activities effectively, efficiently and economically

•	about the effectiveness of its internal controls

•	about the security and controls over the electronic publication of the audited financial statements on any website where they may be presented

•	about other information which may have been hyperlinked to/from the financial statements.

Independence

In conducting my audit, I have complied with the independence requirements of the Australian Auditing Standards and other relevant ethical pronouncements. The PF&A Act further promotes independence by:

•	providing that only Parliament, and not the executive government, can remove an Auditor-General

•	mandating the Auditor-General as auditor of public sector agencies but precluding the provision of non-audit services, thus ensuring the Auditor-General and the Audit Office of New South Wales are not compromised in their role by the possibility of losing clients or income.

A Oyetunji

Director, Financial Audit Services

20 August 2014

SYDNEY

127 of 137 / TCorp Annual Report

Level 22, Governor Phillip Tower, 1 Farrer Place

SYDNEY NSW 2000, AUSTRALIA

T: +61 2 9325 9325 F: +61 2 9325 9333

W: tcorp.nsw.gov.au ABN: 99 095 235 825